Execution Version
Exhibit 10.1
SUCCESSOR AGENT AGREEMENT AND AMENDMENT TO CREDIT AGREEMENT
This SUCCESSOR AGENT AGREEMENT AND AMENDMENT TO CREDIT AGREEMENT, dated as of April 21, 2020 (this “Agreement”), is entered into among JPMORGAN CHASE BANK, N.A. (“JPM”), as Administrative Agent and Collateral Agent under the Credit Agreement as defined below (in such capacity, the “Resigning Agent”), CORTLAND CAPITAL MARKET SERVICES LLC (“Cortland”), in its capacity as Successor Agent as defined below, the Borrower referred to below, those Lenders under the Credit Agreement which are parties hereto, which collectively constitute the Required Lenders and the entities identified on the signature pages as the Loan Parties (each a “Loan Party” and together, the “Loan Parties”).
Reference is made to that certain Term Loan Credit Agreement, dated as of June 30, 2015 (as amended on or before the date hereof by the First Amendment, dated as of September 19, 2016, the Second Amendment, dated as of January 11, 2017, the 2017 Replacement Term Loan Amendment (Third Amendment), dated as of March 31, 2017, the Fourth Amendment, dated as of July 31, 2018, the Fifth Amendment, dated as of February 20, 2019, the Sixth Amendment, dated as of March 15, 2019, the Seventh Amendment, dated as of May 7, 2019, the Eighth Amendment, dated as of September 24, 2019 and the Ninth Amendment, dated as of March 13, 2020, the “Existing Credit Agreement”; and together with this Agreement, the “Credit Agreement”), among Horizon Global Corporation (the “Borrower”), the Resigning Agent and the financial institutions party thereto from time to time, as Lenders. Unless otherwise indicated, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement or the Guarantee and Collateral Agreement, as applicable.
RECITALS
WHEREAS, the Resigning Agent desires to resign as Administrative Agent and Collateral Agent pursuant to Article VIII of the Credit Agreement;
WHEREAS, pursuant to Article VIII of the Credit Agreement, the Required Lenders, in consultation with the Borrower, desire to appoint Cortland to act as the successor Administrative Agent and Collateral Agent (in such capacity, the “Successor Agent”) under the Credit Agreement and the other Loan Documents (the “Appointment”);
WHEREAS, the Successor Agent has agreed to accept the Appointment and the Borrower has approved of the Appointment; and
WHEREAS, effective immediately upon the Appointment of the Successor Agent, the Successor Agent, Lenders party hereto (which such Lenders constitute the Required Lenders) and the Borrower hereby agree to certain amendments and other modifications of the Existing Credit Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

1.Amendment. Subject to the terms and conditions set forth herein and in accordance with Section 10.02 of the Existing Credit Agreement, the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the pages of the Credit Agreement attached as Annex I hereto. Further, as an accommodation and convenience to the parties hereto, attached as Annex II to this Agreement are only those pages showing changes between the Existing Credit Agreement and the Existing Credit Agreement as amended by this Agreement; provided that in all cases, the Credit Agreement attached as Annex I hereto shall govern.
2.Resignation.
(a)The Borrower and the other parties hereto hereby acknowledge that, in accordance with Article VIII of the Credit Agreement, the Resigning Agent provided notice of its resignation on March 13, 2020.
(b)Pursuant to Article VIII of the Credit Agreement, the Resigning Agent hereby resigns as Administrative Agent and Collateral Agent under the Credit Agreement and the other Loan Documents, effective upon the Effective Date (as defined below). On the Effective Date, the Resigning Agent’s rights, powers and duties (other than such rights expressly provided herein) as Administrative Agent and Collateral Agent shall be terminated, without any further act or deed on the part of the Resigning Agent or any of the parties to the Credit Agreement.
3.Appointment. Effective as of the Effective Date, (i) the Lenders party hereto (which such Lenders constitute the Required Lenders) hereby appoint, in consultation with the Borrower, in accordance with Article VIII of the Credit Agreement, the Successor Agent as the Administrative Agent and Collateral Agent under the Credit Agreement, (ii) the Successor Agent hereby accepts its appointment as the Administrative Agent and Collateral Agent under the Credit Agreement and any other Loan Documents and (iii) the Successor Agent, as the Administrative Agent and Collateral Agent, shall succeed to, and be vested with, all of the rights, powers and duties of the Administrative Agent and Collateral Agent under the Credit Agreement and any other Loan Documents.
4.Delineation of Responsibilities.
(a)The parties hereto agree that neither JPM, in its individual capacity and in its capacity as the Resigning Agent, nor any of its Affiliates, shall bear any responsibility or liability for any actions taken or omitted to be taken by the Successor Agent after the Successor Agent’s appointment on the Effective Date, including, without limitation, any action taken or omitted to be taken in connection with this Agreement, the Credit Agreement or the Loan Documents, the transactions contemplated hereby or thereby or in connection with the exercise of rights or remedies in respect thereof.

(b)The parties hereto agree that neither Cortland, in its individual capacity and in its capacity as the Successor Agent nor any of its Affiliates, shall bear responsibility or liability for any actions taken or omitted to be taken by JPM in its capacity as Administrative Agent and Collateral Agent while the Resigning Agent served as Administrative Agent and Collateral Agent under the Credit Agreement and the other Loan Documents, prior to the Effective Date or for any other event or action related to the Loan Documents which occurred prior to the Effective Date, including, without limitation, in connection with the exercise of rights or remedies in respect thereof.
(c)Effective as of the Effective Date, the parties hereto: (i) agree that the provisions of this Agreement shall apply to all actions taken by Cortland in connection with this Agreement or the Loan Documents, whether taken before or after the Effective Date; and (ii) acknowledge and agree that the Successor Agent shall not be liable for any loss or liability incurred as a consequence of the Successor Agent not having been provided with all information or documents available to the Resigning Agent or in the Resigning Agent’s possession.
5.Representation of the Loan Parties. Each of the Loan Parties hereby represents and warrants the following:
(a)Documents.
(i) As of the date hereof, Schedule I hereto contains a true, correct and complete list of each Loan Document to which any Loan Party, to its knowledge, is a party (including any such Loan Document constituting a patent, trademark, copyright or other intellectual property filing made in favor of the Resigning Agent to perfect the security interest of the Resigning Agent, for the benefit of the Secured Parties, in such intellectual property). Execution versions of each such Loan Document have been delivered to the Successor Agent on or prior to the Effective Date. As of the Effective Date, there have been no amendments, supplements or consents to such Loan Documents to which any Loan Party has knowledge, except as otherwise provided to the Successor Agent.
(ii) As of the date hereof, Schedule IV hereto contains a true, correct and complete list of all UCC-1 financing statements and PPSA financing statements, which, to the Loan Parties’ knowledge, have been made by the Resigning Agent to perfect the security interest of the Resigning Agent, for the benefit of the Secured Parties.
(b)Defaults, Waivers, Reservation of Rights. Except as set forth on Schedule II hereto, no Default or Event of Default has occurred and is continuing as of the date hereof.
(c)Authority. It is duly authorized to execute this Agreement and to perform its obligations under this Agreement, the Credit Agreement and the other Loan Documents.
6.Covenants/Representation of the Resigning Agent.

(a)The Resigning Agent hereby represents and warrants to the Successor Agent that as of the date hereof: (i) it is duly authorized to execute this Agreement and to perform its obligations under this Agreement; (ii) it has delivered copies of the items set forth on Schedules I, III and IV hereto (together with all exhibits and schedules thereto) has occurred prior to the date hereof; and (iii) attached hereto as Schedule V is a true, complete and correct copy of (A) the register as of the date hereof, which such register truly and accurately sets forth the outstanding principal amount of the Loans for each Lender, (B) the accrued and unpaid interest payable on the Loans as of the date hereof, which shall be payable to the Successor Agent pursuant to Section 2.13 of the Credit Agreement at the end of the Interest Period then in effect immediately prior to the Effective Date applicable to such Loans, and (C) any other fees, charges and expenses due and payable to the Resigning Agent or the Lenders as of the date hereof and (iv) as of the date hereof there have been no amendments, supplements or consents to the Loan Documents, to which the Resigning Agent has knowledge of.
(b)The Resigning Agent agrees that (i) from and after the Effective Date, it shall, at the Borrower’s expense, use commercially reasonable efforts to deliver, or cause to be delivered, promptly to the Successor Agent, copies of any written notices, financial statements and other written requests delivered by the Borrower or any Lender to the Resigning Agent after the Effective Date and (ii) it will take such actions as may be reasonably requested by the Successor Agent or its representatives at the sole cost and expense of the Borrower to facilitate the transfer of information to the Successor Agent in connection with the Loan Documents. The Loan Parties hereby consent to all actions taken by the Resigning Agent and the Successor Agent pursuant to the immediately preceding sentence. It is the intention and understanding of the Resigning Agent and the Successor Agent that any exchange of information under this Agreement that is otherwise protected against disclosure by privilege, doctrine or rule of confidentiality (such information, “Privileged Information”), whether before or after the Effective Date (i) shall not waive any applicable privilege, doctrine or rule of protection from disclosure, (ii) shall not diminish the confidentiality of the Privileged Information and (iii) shall not be asserted as a waiver of any such privilege, doctrine or rule by the Resigning Agent or the Successor Agent.
(c)Except as otherwise set forth herein, the Resigning Agent makes no other representation or warranty and assumes no other responsibility with respect to (a) any statements, warranties or representations made in or in connection with the Credit Agreement and the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Credit Agreement and the other Loan Documents or any other instrument or document furnished pursuant thereto, or (b) the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto.
7.Covenants/Representation of the Successor Agent. The Successor Agent (i) agrees that it will, independently and without reliance upon the Resigning Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Credit Agreement and the other Loan Documents; and (ii) as of the Effective Date, agrees to be bound by the provisions of the Credit Agreement and the other Loan Documents and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as the Successor Agent. The Successor Agent represents and warrants that it is duly authorized to execute this Agreement and to perform its obligations under this Agreement, the Credit Agreement and the other Loan Documents.
8.Collateral. As of the Effective Date, the Resigning Agent, as the resigning Administrative Agent and Collateral Agent under the Loan Documents, hereby assigns to the Successor Agent the Parallel Debt Undertaking, each of the Liens and security interests granted to the Resigning Agent under the Loan Documents, including any Parallel Debt Security, in its capacity as Administrative Agent and Collateral Agent, and the Successor Agent, as the new Administrative Agent and Collateral Agent under the Loan Documents, hereby assumes the Parallel Debt Undertaking, all such Liens and security interests, for its benefit and for the benefit of the Secured Parties.
The Borrower (on behalf of the Loan Parties) authorizes the Resigning Agent and the Successor Agent (or their respective designees) to file, amend, assign, endorse and/or execute as applicable (i) any UCC assignments or amendments with respect to the UCC financing statements, (ii) any PPSA assignments or amendments with respect to the PPSA financing statements (or similar financing statements), (iii) any assignments, amendments or replacements with respect to the existing Mortgages, (iv) any assignments, amendments or replacements with respect to existing intellectual property security agreements and (v) assignments or amendments with respect to any other filings, account control agreements and certificates of title in each case in respect of the Collateral as the Resigning Agent or Successor Agent, in consultation with the Loan Parties, deems reasonably necessary or desirable (clauses (i) – (v) collectively, the “Collateral Assignments”), in the case of each Collateral Assignment, in form and substance reasonably satisfactory to the Resigning Agent, the Successor Agent and the Borrower to effect the replacement of the Resigning Agent, as secured party thereunder, with the Successor Agent (it being agreed that any such Collateral Assignments shall be made without any representations and/or warranties from the Resigning Agent or the Successor Agent).
On and after the Effective Date: (i) any Collateral held by the Resigning Agent (including, without limitation, any Collateral in the possession or control (as defined in the UCC) of the Resigning Agent or any agent or bailee thereof) for the benefit of the Secured Parties shall be deemed to be held by the Resigning Agent solely as sub-agent of or bailee for the Successor Agent for the benefit of the Successor Agent and the Secured Parties until such time as all Collateral Assignments have been completed and any and all consents, filings, amendments and/or supplements which may be required in connection with the transfer contemplated by this Agreement are obtained such that the Successor Agent shall be named as secured party on behalf of the Secured Parties in all UCC financing statements, PPSA financing statements, Mortgages, intellectual property security agreements, certificates of title, account control agreements and any other filings reasonably necessary or desirable to ensure continued perfection in such Collateral on behalf of the Secured Parties; (ii) any reference to the Resigning Agent on any publicly or non-publicly filed document, to the extent such filing relates to the Liens and security interests in the Collateral assigned hereby, shall, until such filing is modified to reflect the interests of the Successor Agent with respect to such Liens and security interests, constitute a reference to the Resigning Agent as sub-agent of the Successor Agent (unless no such modification to such filing is necessary to reflect the appointment of the Successor Agent); (iii) any reference to the Resigning Agent as an additional insured and/or loss payee under any insurance (including title insurance) required to be maintained pursuant to the Loan Documents shall, until the Successor Agent is substituted as additional insured and/or loss payee thereunder, constitute a reference to the Resigning Agent as sub-agent of the Successor Agent; and (iv) any reference to the Resigning Agent in any pledge agreement, security agreement, mortgage, intellectual property security agreement, account control agreement or other Collateral Document shall, until the Successor Agent is substituted thereunder (whether by operation of law or by subsequent amendment, assignment, filing or other instrument), constitute a reference to the Resigning Agent as sub-agent of the Successor Agent, and, in each case of clauses (i), (ii), (iii) and (iv), the parties hereto agree that the Resigning Agent’s role as such sub-agent shall impose no duties, obligations, or liabilities on the Resigning Agent, including, without limitation, any duty to take any type of direction regarding any action to be taken against such Collateral, whether such direction comes from the Successor Agent, the Required Lenders or otherwise, and, without limiting the generality of Section 14(d) below, the Resigning Agent shall have the full benefit of the protective provisions of the Credit Agreement including, without limitation, Article VIII and Section 10.03 of the Credit Agreement while serving in such capacity. Schedule III sets forth all possessory Collateral currently possessed by the Resigning Agent. The Successor Agent agrees to take possession of any possessory Collateral delivered to the Successor Agent on or after the Effective Date upon tender thereof by the Resigning Agent.
9.English Law Collateral. The Resigning Agent, the Successor Agent, the Borrower and the Loan Parties party to the English Security Documents (as defined below) agree as follows:
(a) from and after the Effective Date, the Resigning Agent will have no further liabilities or obligations to any other party under the documents referred to the section (United Kingdom) of Part B (Foreign Governed Loan Documents) of Schedule I (the “English Security Documents”) in its former capacity as “Security Trustee”;
(b) from and after the Effective Date, the Successor Agent undertakes with each of the other parties that it will perform in accordance with their terms all those obligations assumed by it as “Security Trustee” in relation to the English Security Documents;
(c) it is acknowledged and agreed that from and after the Effective Date and pursuant to this Agreement, sections 36 and 40 of the Trustee Act 1925 of the United Kingdom and all relevant powers conferred by the Trustee Act 1925 of the United Kingdom and any other applicable law, any and all rights and obligations of the Resigning Agent (including, but not limited to, its rights and obligations under the English Security Documents, and its right to prove in any insolvency proceeding) and the proceeds of enforcement thereof and all other property held by the Resigning Agent pursuant to the English Security Documents (the “Trust Property”)

to which it is a party shall be assigned and/or transferred to and assumed by and in relation to the Trust Property held in accordance with the English Security Documents by the Successor Agent provided that the foregoing shall be subject to the terms of the Credit Agreement, and the Retiring Agent and the Successor Agent shall be entitled to all of the immunities, indemnities, exculpations, limitations of liability and other protections afforded to them thereunder;
(d) the Resigning Agent hereby irrevocably assigns to the Successor Agent its whole right, title, benefits and interests in and to all of the powers under the English Security Documents, effective as of the Effective Date.
10.Dutch Law Transfer of Contract. In relation to the Dutch Security Documents (as defined in Schedule I), this Agreement is a transfer of contract (contractsoverneming) as mentioned in the article 6:159 Dutch Civil Code (Burgerlijk Wetboek) of which the cooperation and consent (medewerking en goedkeuring) has been granted in advance (bij voorbaat verleend). The Loan Parties that are party to one of the Dutch Security Documents are hereby notified of the transfer of contract in accordance with article 6:159 Dutch Civil Code.
This Section 10 shall be governed by, and construed and interpreted in accordance with the law of the Netherlands.
11.German Law Transfer of Contract. The Loan Parties who act as security grantors under the German Security Documents (as defined in Schedule I), are hereby notified of the transfer of contract (Vertragsübernahme) of the German Security Documents from the Resigning Agent to the Successor Agent and, to the extent not already contained in the German Security Documents, hereby consent thereto.
This Section 11 shall be governed by, and construed and interpreted in accordance with the laws of the Federal Republic of Germany.
12.Further Assurances. The Borrower and the Resigning Agent agree that, following the Effective Date, the Resigning Agent shall (i) furnish, at the Borrower’s expense, additional releases, amendment or termination statements, assignments, acknowledgements, such other customary documents, instruments and agreements and such other information as may be reasonably requested by the Borrower or the Successor Agent or the Required Lenders from time to time in each case in order to effect the matters covered hereby and (ii) take such actions with respect to the Collateral as may be reasonably requested by the Borrower or the Successor Agent or the Required Lenders from time to time in order to effect the matters covered hereby; provided that any document, instrument or agreement to be furnished or executed by, or other action to be taken by, the Resigning Agent shall be reasonably satisfactory to it and shall be without any representations and/or warranties from the Resigning Agent, and the Resigning Agent shall be reasonably satisfied that the delivery of any information requested of it would not breach any confidentiality restrictions binding on it. The Borrower and the Resigning Agent further agree, with respect to each of the Loan Parties’ Collateral Deposit Accounts that is subject to a control agreement in favor of the Resigning Agent, on or reasonably promptly following the Effective Date, to execute and deliver, and cause the relevant depositary bank or securities intermediary to execute and deliver, to the extent necessary or requested by the depositary bank amendments to such control agreements in form and substance reasonably satisfactory to the Resigning Agent, Successor Agent and the Borrower to reflect the succession of the Successor Agent. The Borrower shall promptly reimburse the Resigning Agent for all reasonable and documented out-of-pocket fees, costs and expenses (including attorneys’ fees) incurred by the Resigning Agent in connection with any actions taken pursuant to this Agreement and the Loan Documents, including fees, costs and expenses related to assignment fees, including any pending assignments or trades (if any), in connection with the foregoing.
13.Return of Payments.
(a)In the event that, on or after the Effective Date, the Resigning Agent receives any principal, interest or other amount owing to any Lender, the Successor Agent or any other Secured Party under any Loan Document, the Resigning Agent agrees that such payment shall be held in trust for the Successor Agent, and the Resigning Agent shall provide notice to the Successor Agent and promptly return without setoff or counterclaim such payment to the Successor Agent for payment to the Person entitled thereto.
(b)In the event that, on or after the Effective Date, the Successor Agent receives any amount owing to the Resigning Agent under any Loan Document, the Successor Agent agrees that such payment shall be held in trust for the Resigning Agent and the Successor Agent shall promptly return without setoff or counterclaim such payment to the Resigning Agent.
(c)Subject to Section 14(d) below, but notwithstanding any other provision herein or in any other Loan Document to the contrary, on and after the Effective Date, all payments of principal, interest, fees and other Obligations payable by the Borrower or any other Loan Parties under the Loan Documents to the Administrative Agent or the Collateral Agent shall be payable to the Successor Agent as and when such amounts become due and payable pursuant to the Loan Documents.
14.Miscellaneous.
(a)Conditions to Effectiveness. This Agreement shall be effective as of the date (the “Effective Date”) that the following conditions have been met:
(i) the Resigning Agent and the Successor Agent shall have received a counterpart of this Agreement, executed and delivered by a duly authorized officer of the Resigning Agent, the Successor Agent, the Required Lenders and the Loan Parties, respectively;
(ii) the Successor Agent and the Borrower shall have executed and delivered the Agent Fee Letter in relation to the annual agency fee paid to the Successor Agent by the Borrower;

(iii) the Resigning Agent or the Borrower shall have delivered to the Successor Agent a true and correct copy of each document listed on Schedules I, III and IV hereto and the Successor Agent shall have confirmed that it has received the items set forth on each such Schedule;
(iv) all fees, out-of-pocket costs and expenses (including the legal fees and out-of-pocket expenses of Holland & Knight LLP, Norton Rose Fulbright US LLP, and Milbank LLP and Simpson Thacher and Bartlett LLP) and other compensation contemplated hereby or by the Agent Fee Letter that is due and payable to the Successor Agent on or prior to the Effective Date shall have been paid; and
(v) the Resigning Agent shall have received from the Borrower payment of all reasonable and documented out-of-pocket costs and expenses incurred in connection with this Agreement, any other Loan Document and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby or thereby, including the fees, disbursements and other charges of counsel to the Resigning Agent and filing and recording fees and expenses incurred by the Resigning Agent in order to effect the matters covered hereby.
(b)Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to the Resigning Agent, the Successor Agent and the Lenders that as of the date hereof:
(i) the execution, delivery and performance of this Agreement and that certain fee letter dated as of even date herewith by and between Borrower and Cortland (as it may be amended, supplemented or otherwise modified from time to time, the “Agent Fee Letter”) and Borrower’s obligations hereunder and thereunder have been duly authorized by all necessary corporate or limited liability company action and such execution, delivery and performance is not prohibited by any Applicable Law;
(ii) this Agreement has been duly executed and delivered by Borrower and constitutes, when executed and delivered by Borrower, a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms;
(iii)no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (A) the execution, delivery or performance by, or enforcement against, Borrower of this Agreement, or (B) the exercise by the Resigning Agent, the Successor Agent or any Lender of its rights under this Agreement except for (1) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (2) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure to obtain or make which could not reasonably be expected to have a Material Adverse Effect; and
(iv)each of the representations and warranties made by Borrower as set forth in Article III of the Credit Agreement or in any other Loan Document is true and correct in all material respects (unless otherwise qualified by materiality or the occurrence of a Material Adverse Effect, in which case such representation and warranty is true and correct in all respects) as of the date hereof with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to earlier dates.
(c)Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction and the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.
(d)Continuing Effect; No Other Waivers or Amendments. Except to the extent expressly set forth herein, this Agreement shall not constitute an amendment to or waiver of any provision of the Credit Agreement or the other Loan Documents and shall not be construed as a consent to any action on the part of any Loan Party, or any other subsidiary of any Loan Party that would require an amendment, waiver or consent of the Administrative Agent or any Lender. The provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with their terms. After the Effective Date, the provisions of Article VIII and Section 10.03 of the Credit Agreement shall inure to the benefit of the Resigning Agent (and, as and to the extent provided therein, its officers, directors, employees, affiliates, agents, advisors and controlling persons (collectively, the “Related Parties”)) as to any actions taken or omitted to be taken while it was Administrative Agent under the Credit Agreement and the other Loan Documents, and it is understood and agreed that the Successor Agent (a) shall have no responsibility or liability whatsoever for any actions taken or failures to take action in respect of the Loan Documents (including without limitation any matters relating to payments, computations and accruals) for the period prior to the Effective Date and (b) shall receive all of the benefits, indemnifications and exculpations provided for in the Credit Agreement (including without limitation under the provisions of Article VIII and Section 10.03) that are stated therein to apply to the Administrative Agent from and after the Effective Date; it being understood and agreed that none of the Resigning Agent nor any of its Related Parties shall have any liability (express or implied) by operation of preceding clauses (a) and (b). The Resigning Agent shall retain all claims and rights to indemnification under the Credit Agreement and the other Loan Documents for acts, omissions, events or circumstances occurring or existing on or prior to the Effective Date in its capacity as Resigning Agent under the Credit Agreement and the other Loan Documents. The Borrower shall promptly reimburse the Resigning Agent following written demand for all reasonable and documented out-of-pocket costs and expenses incurred by the Resigning Agent in connection with any actions taken pursuant to this Agreement.
(e)Indemnification. The provisions of Article VIII and Section 10.03 of the Credit Agreement shall inure to the benefit of the Resigning Agent and its Related Parties as to any actions taken or omitted to be taken pursuant to, or in connection with, this Agreement.

(f)Loan Documents. The parties hereto hereby agree that this Agreement and the Agent Fee Letter shall each constitute a Loan Document, and the Loan Parties’ obligations hereunder and thereunder shall constitute Obligations.
(g)Notice.
(i)The following address is to be used for purposes of communications to the Successor Agent pursuant to the Credit Agreement or the other Loan Documents:
Notices:

Cortland Capital Market Services LLC
225 West Washington Street, 9th Floor
Chicago, Illinois 60606
Attn: Legal Department and CPC Agency Department
Tel: (312) 564-5100
Facsimile: (312) 376-0751
Email: legal@cortlandglobal.com and CPCAgency@cortlandglobal.com
With a copy to (which shall not constitute notice):
Holland & Knight LLP
150 N. Riverside Plaza, Suite 2700
Chicago, Illinois 60606
Attn: Joshua M. Spencer
Tel: (312) 715-5709
Facsimile: (312) 578-6666
Email: Joshua.Spencer@hklaw.com

As of the Effective Date, the Successor Agent has provided its account details to the Borrower.
(ii) The following address is to be used for any communications from the Successor Agent to the Resigning Agent in connection with this Agreement, the Credit Agreement or the other Loan Documents:
JPMORGAN CHASE BANK, N.A.
10 South Dearborn, Floor 7
Chicago, Illinois 60603
Attention: Joyce King
Telecopy: 888-292-9533
Telephone: 312-385-7025
(h)No other Representation or Warranty. Other than as expressly set forth herein, this Agreement is made without representation or warranty of any kind, nature or description on the part of any party hereto; provided that the foregoing shall not affect any of the covenants or agreements contained in the other paragraphs hereof.
(i)Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
(j)GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT, EXCLUDING SECTIONS 10 AND 11, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(k)Expenses; Indemnity; Submission to Jurisdiction; Waiver of Jury Trial; Waivers. The provisions of Sections 10.03, 10.09, 10.10, 10.16 and 10.17 of the Credit Agreement shall apply to this Agreement to the same extent as if fully set forth herein.
[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first above written.

        THE RESIGNING AGENT

JPMORGAN CHASE BANK, N.A., as the Resigning Agent

By: /s/ Krys Szremski_______________
Name: Krys Szremski
Title: Executive Director

[Signature Page to Successor Agent Agreement and Amendment to Credit Agreement]

        THE SUCCESSOR AGENT

CORTLAND CAPITAL MARKET SERVICES LLC, as the Successor Agent

By: /s/ Matthew Trybula
Name: Matthew Trybula
Title: Associate Counsel

[Signature Page to Successor Agent Agreement and Amendment to Credit Agreement]

Execution Version
        THE BORROWER

HORIZON GLOBAL CORPORATION, as the Borrower

By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: General Counsel, Chief Compliance
         Officer and Corporate Secretary

        THE OTHER LOAN PARTIES

HORIZON GLOBAL AMERICAS INC., as a Loan Party

By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Vice President and Secretary

CEQUENT UK LIMITED, as a Loan Party

By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Director

CEQUENT TOWING PRODUCTS OF CANADA LTD., as a Loan Party

By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Vice President and Secretary

HORIZON GLOBAL COMPANY LLC, as a Loan Party

By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Vice President and Secretary

HORIZON INTERNATIONAL HOLDINGS LLC, as a Loan Party

By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Vice President and Secretary

CEQUENT NEDERLAND HOLDINGS B.V., as a Loan Party

By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Authorized Signatory

CEQUENT MEXICO HOLDINGS B.V., as a Loan Party

By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Authorized Signatory

CEQUENT SALES COMPANY DE MEXICO, S. DE R.L. de C.V., as a Loan Party

By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Vice President, Secretary and
        Director

CEQUENT ELECTRICAL PRODUCTS DE MEXICO, S. DE R.L. de C.V., as a Loan Party

By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Vice President and Director

HORIZON GLOBAL DIGITAL LIMITED, as a Loan Party

By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Director

WESTFALIA UK LIMITED, as a Loan Party

By: /s/ Jay Goldbaum   _
Name: Jay Goldbaum
Title: Director

HORIZON GLOBAL EUROPEAN HOLDINGS LIMITED, as a Loan Party

By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Director

C.P. WITTER LIMITED, as a Loan Party

By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Director

TEIJS HOLDING B.V., as a Loan Party

By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Authorized Signatory

TEIJS B.V., as a Loan Party

By: _/s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Authorized Signatory

TERWA HOLDING B.V., as a Loan Party

By: _/s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Authorized Signatory

TERWA INVESTOR B.V., as a Loan Party

By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Authorized Signatory

TERWA INNOVATION B.V., as a Loan Party

By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Authorized Signatory

HORIZON SOURCING B.V., as a Loan Party

By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Authorized Signatory

CEQUENT BRAZIL HOLDINGS COOPERATIEF W.A., as a Loan Party

By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Authorized Signatory

HGHK SERVICES C.V., as a Loan Party

         Represented by its general partner:
         Horizon Euro Finance

By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Vice President and Secretary

HG GERMANY HOLDINGS GMBH, as a Loan Party

By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Director

WESTFALIA-AUTOMOTIVE HOLDING GMBH, as a Loan Party

By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Director

WESTFALIA-AUTOMOTIVE GMBH, as a Loan Party

By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Director

HENRICHS BETEILINGUNGSGESELLSCHAFT MBH, as a Loan Party

By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Director

WESTFALIA-AUTOMOTIVE BETEILIGUNGSGESELLSCHAFT MBH, as a Loan Party

By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Director

HORIZON GLOBAL GERMANY GMBH, as a Loan Party

By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Director

WESTFALIA AMERICAN HITCH, INC., as a Loan Party

By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Vice President and Secretary

HORIZON REAL FINANCE LLC, as a Loan Party

By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Vice President and Secretary

HORIZON GBP FINANCE LLC, as a Loan Party

By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Vice President and Secretary

HORIZON SOURCING HOLDINGS LLC, as a Loan Party

By: /s/ Jay Goldbaum

Name: Jay Goldbaum
Title: Vice President and Secretary

HORIZON EURO FINANCE LLC, as a Loan Party

By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Vice President and Secretary

Execution Version
        THE REQUIRED LENDERS

CORRE HORIZON FUND, LP, as a Lender

By: /s/ Micha Spiegel
Name: Micha Spiegel
Title: Authorized Signatory

CORRE OPPORTUNITIES II MASTER FUND, LP, as a Lender

By: /s/ Micha Spiegel
Name: Micha Spiegel
Title: Authorized Signatory

CORRE OPPORTUNITIES QUALIFIED MASTER FUND, LP, as a Lender

By: /s/ Micha Spiegel
Name: Micha Spiegel
Title: Authorized Signatory

COMMONWEALTH LAND TITLE INSURANCE COMPANY, as a Lender

By: /s/ Anthony L. Longi, Jr.
Name: Anthony L. Longi, Jr.
Title: Authorized Signatory

FIDELITY NATIONAL TITLE INSURANCE COMPANY, as a Lender

By: /s/ Anthony L. Longi, Jr.
Name: Anthony L. Longi, Jr.
Title: Authorized Signatory

NEWPORT GLOBAL CREDIT FUND (MASTER) LP, as a Lender

By: /s/ Anthony L. Longi, Jr.
Name: Anthony L. Longi, Jr.
Title: COO

NEWPORT GLOBAL OPPORTUNITIES FUND I-A LP, as a Lender

By: /s/ Anthony L. Longi, Jr.
Name: Anthony L. Longi, Jr.
Title: COO

Execution Version

Execution Version
ANNEX I

Term Loan Credit Agreement
(as amended)

[See Attached]

[Conformed Credit Agreement Reflecting the First Amendment, dated as of September 19, 2016, Second Amendment, dated as of January 11, 2017 and 2017 Replacement Term Loan Amendment (Third Amendment), dated as of March 31, 2017, the Fourth Amendment, dated as of July 31, 2018, the Fifth Amendment, dated as of February 20, 2019, the Sixth Amendment, dated as of March 15, 2019, the Seventh Amendment to Credit Agreement, dated as of June 30, 2015, the Consent and Amendment (Eighth Amendment) dated as of September 24, 2019 ~~and~~, the Ninth Amendment to Credit Agreement dated as of March 13, 2020 and the Successor Agent Agreement and Amendment to Credit Agreement dated April 21, 2020]
TERM LOAN CREDIT AGREEMENT

dated as of June 30, 2015,

among

HORIZON GLOBAL CORPORATION,

The Lenders Party Hereto,

~~JPMORGAN CHASE BANK, N.A.,~~
CORTLAND CAPITAL MARKET SERVICES LLC,
as Administrative Agent and Collateral Agent,

BMO CAPITAL MARKETS CORP.,
and
WELLS FARGO SECURITIES, LLC,
as Syndication Agents,

KEYBANC CAPITAL MARKETS INC.,
SIDOTI & COMPANY, LLC
and
ROTH CAPITAL PARTNERS, LLC
as Documentation Agents
___________________________
J.P. MORGAN SECURITIES LLC,
BMO CAPITAL MARKETS CORP.,
WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Bookrunners1

1 With respect to the Fourth Amendment, JPMorgan Chase Bank, N.A. was the sole Lead Arranger and JPMorgan Chase Bank, N.A. was the sole Bookrunner.

TABLE OF CONTENTS
Page
ARTICLE I

DEFINITIONS
SECTION 1.01 Defined Terms 1
SECTION 1.02 Classification of Loans and Borrowings 27
SECTION 1.03 Terms Generally 28
SECTION 1.04 Accounting Terms; GAAP 28
ARTICLE II

THE CREDITS
SECTION 2.01 Commitments 28
SECTION 2.02 Loans and Borrowings 29
SECTION 2.03 Requests for Borrowings 29
SECTION 2.04 [Reserved] 30
SECTION 2.05 [Reserved] 30
SECTION 2.06 Funding of Borrowings 30
SECTION 2.07 Interest Elections 30
SECTION 2.08 Termination and Reduction of Commitments 31
SECTION 2.09 Repayment of Loans; Evidence of Debt 32
SECTION 2.10 Amortization of Term Loans 32
SECTION 2.11 Prepayment of Loans 33
SECTION 2.12 Fees 34
SECTION 2.13 Interest 34
SECTION 2.14 Alternate Rate of Interest 35
SECTION 2.15 Increased Costs 36
SECTION 2.16 Break Funding Payments 37
SECTION 2.17 Taxes 37
SECTION 2.18 Payments Generally; Pro Rata Treatment; Sharing of Set-offs 40
SECTION 2.19 Mitigation Obligations; Replacement of Lenders 41
SECTION 2.20 [Reserved] 42
SECTION 2.21 [Reserved] 42
SECTION 2.22 [Reserved] 42
SECTION 2.23 Extensions 42
ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01 Organization; Powers 43
SECTION 3.02 Authorization; Enforceability 44
SECTION 3.03 Governmental Approvals; No Conflicts 44
SECTION 3.04 Financial Condition; No Material Adverse Change 44
4841-1033-9977v4
4841-7612-8138v3
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~~NAI-1506616474v8~~

Page
SECTION 3.05 Properties 45
SECTION 3.06 Litigation and Environmental Matters 45
SECTION 3.07 Compliance with Laws and Agreements 46
SECTION 3.08 Investment Company Status 46
SECTION 3.09 Taxes 46
SECTION 3.10 ERISA 46
SECTION 3.11 Disclosure 46
SECTION 3.12 Subsidiaries 46
SECTION 3.13 Insurance 47
SECTION 3.14 Labor Matters 47
SECTION 3.15 Solvency 47
SECTION 3.16 Senior Indebtedness 47
SECTION 3.17 Security Documents 47
SECTION 3.18 Federal Reserve Regulations 48
SECTION 3.19 Anti-Corruption Laws and Sanctions 48
SECTION 3.20 Material Contracts 48
SECTION 3.21 EEA Financial Institutions 49
SECTION 3.22 Disclosure 49
ARTICLE IV

CONDITIONS

SECTION 4.01 Closing Date 49
ARTICLE V

AFFIRMATIVE COVENANTS

SECTION 5.01 Financial Statements and Other Information 51
SECTION 5.02 Notices of Material Events 54
SECTION 5.03 Information Regarding Collateral 55
SECTION 5.04 Existence; Conduct of Business 56
SECTION 5.05 Payment of Obligations 56
SECTION 5.06 Maintenance of Properties 56
SECTION 5.07 Insurance 56
SECTION 5.08 Casualty and Condemnation 56
SECTION 5.09 Books and Records; Cooperation; Inspection and Audit Rights; Lender Calls. 56
SECTION 5.10 Compliance with Laws 57
SECTION 5.11 Use of Proceeds 57
SECTION 5.12 Additional Subsidiaries 58
SECTION 5.13 Further Assurances 58
SECTION 5.14 Ratings 59
ARTICLE VI
NEGATIVE COVENANTS

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Page
SECTION 6.01 Indebtedness; Certain Equity Securities 59
SECTION 6.02 Liens 61
SECTION 6.03 Fundamental Changes 62
SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions 63
SECTION 6.05 Asset Sales 64
SECTION 6.06 Sale and Leaseback Transactions 65
SECTION 6.07 Hedging Agreements 65
SECTION 6.08 Restricted Payments; Certain Payments of Indebtedness 65
SECTION 6.09 Transactions with Affiliates 66
SECTION 6.10 Restrictive Agreements 67
SECTION 6.11 Amendment of Material Documents 67
SECTION 6.12 [Reserved] 68
SECTION 6.13 Financial Covenants. 68
SECTION 6.14 Use of Proceeds 69
ARTICLE VII

EVENTS OF DEFAULT
ARTICLE VIII

THE AGENTS
ARTICLE IX

[RESERVED]
ARTICLE X

MISCELLANEOUS
SECTION 10.01 Notices 73
SECTION 10.02 Waivers; Amendments 74
SECTION 10.03 Expenses; Indemnity; Damage Waiver 76
SECTION 10.04 Successors and Assigns 77
SECTION 10.05 Survival 79
SECTION 10.06 Counterparts; Integration; Effectiveness 80
SECTION 10.07 Severability 80
SECTION 10.08 Right of Setoff 80
SECTION 10.09 Governing Law; Jurisdiction; Consent to Service of Process 80
SECTION 10.10 WAIVER OF JURY TRIAL 81
SECTION 10.11 Headings 81
SECTION 10.12 Confidentiality 81
SECTION 10.13 Interest Rate Limitation 82
SECTION 10.14 Intercreditor Agreements 82
SECTION 10.15 Release of Liens and Guarantees 82
SECTION 10.16 PATRIOT Act 83
SECTION 10.17 No Fiduciary Duty 83
SECTION 10.18 Acknowledgement and Consent to Bail-In of EEA Financial Institutions 84

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SCHEDULES:
Schedule 2.01 – Commitments
Schedule 3.03 – Governmental Approvals; No Conflicts
Schedule 3.05 – Real Property
Schedule 3.06 – Disclosed Matters
Schedule 3.12 – Subsidiaries
Schedule 3.13 – Insurance
Schedule 3.20 – Material Contracts
Schedule 6.01  Existing Indebtedness as of the Sixth Amendment Effective Date
Schedule 6.02  Existing Liens as of the Sixth Amendment Effective Date
Schedule 6.04  Existing Investments as of the Sixth Amendment Effective Date
Schedule 6.09 – Existing Affiliate Transactions
Schedule 6.10 – Existing Restrictions as of Fifth Amendment Effective Date
EXHIBITS:
Exhibit A – Form of Assignment and Assumption
Exhibit B – Form of Borrowing Request
Exhibit C – [Reserved]
Exhibit D – Form of Guarantee and Collateral Agreement
Exhibit E – Form of U.S. Tax Certificate
Exhibit F – Form of Perfection Certificate
Exhibit G – Form of Interest Election Request

-4~~NAI-1506616474v8~~

TERM LOAN CREDIT AGREEMENT dated as of June 30, 2015 (this “Agreement”), among HORIZON GLOBAL CORPORATION, the LENDERS party hereto and ~~JPMORGAN CHASE BANK, N.A.~~CORTLAND CAPITAL MARKET SERVICES LLC, as Administrative Agent and Collateral Agent.
RECITALS:
In consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:
ARTICLE I
Definitions
SECTION 1.01 Defined Terms
As used in this Agreement, the following terms have the meanings specified below:
“2017 Replacement Term Loan Amendment” shall mean the 2017 Replacement Term Loan Amendment (Third Amendment to Credit Agreement), dated as of March 31, 2017, among the Borrower, the Lenders party thereto and the Administrative Agent.
“2017 Replacement Term Loan Commitment” shall have the meaning set forth in the 2017 Replacement Term Loan Amendment. The aggregate amount of the Lenders’ 2017 Replacement Term Commitments on the 2017 Replacement Term Loan Facility Effective Date is $160,000,000.
“2017 Replacement Term Loan Facility” shall have the meaning set forth in the 2017 Replacement Term Loan Amendment.
“2017 Replacement Term Loan Facility Effective Date” shall have the meaning set forth in the 2017 Replacement Term Loan Amendment.
“2017 Replacement Term Loan Lender” means a Lender with a 2017 Replacement Term Loan Commitment or an outstanding 2017 Replacement Term Loan. On and after the 2017 Replacement Term Loan Facility Effective Date, each reference to a “Term B Lender” in this Agreement shall be deemed to refer to a 2017 Replacement Term Loan Lender.
“2017 Replacement Term Loans” shall have the meaning set forth in the 2017 Replacement Term Loan Amendment.
“2018 Incremental Term Loan Commitments” has the meaning set forth in the Fourth Amendment.
“2018 Incremental Term Loan Lender” means a Lender with a 2018 Incremental Term Loan Commitment or an outstanding 2018 Incremental Term Loan. On and after the Fourth Amendment Effective Date, each reference to a “Term B Lender” in this Agreement shall be deemed to refer to a 2018 Incremental Term Loan Lender.
“2018 Incremental Term Loans” has the meaning set forth in the Fourth Amendment.
~~NAI-1506616474v8~~

“2018 Term Loans” means the 2017 Replacement Term Loans and the 2018 Incremental Term Loans. On and after the Fourth Amendment Effective Date, each reference to a “Term B Loan” in this Agreement shall be deemed to refer to a 2018 Term Loan, except for such references in Section 4.01(g) and (m).
“2018 Term Loan Commitment” means the 2017 Replacement Term Loan Commitment and the 2018 Incremental Term Loan Commitment.
“ABL Agent” means ~~Bank of America, N.A.~~Encina Business Credit, LLC, as administrative agent and/or collateral agent, as applicable, under the ABL Credit Agreement, and its successors and assigns.
“ABL Credit Agreement” means the ~~ABL Credit~~Loan and Security Agreement ~~to be~~, dated as of ~~the Closing Date~~March 13, 2020, among the Borrower, as a guarantor, the Subsidiaries of the Borrower party thereto as borrowers or guarantors, the lenders party thereto and ~~Bank of America, N.A., as administrative agent and collateral agent,~~the ABL Agent, as such document or the credit facility thereunder may be amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement and the ABL/Term Loan Intercreditor Agreement.
“ABL Foreign Loan Party” means any Foreign Subsidiary that is a party to the ABL Loan Documents as a borrower thereunder and/or is a party to any ABL Security Document as a grantor or guarantor thereunder.
~~“ABL Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement as defined in the ABL Credit Agreement.~~
“ABL Loan” means a loan made pursuant to the ABL Credit Agreement.
“ABL Loan Documents” means collectively (a) the ABL Credit Agreement, (b) the ABL Security Documents, (c) any promissory note evidencing loans under the ABL Credit Agreement and (d) any amendment, waiver, supplement or other modification to any of the documents described in clauses (a) through (c), in each case as such documents may be amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.
“ABL Priority Collateral” has the meaning assigned to such term in the ABL/Term Loan Intercreditor Agreement.
“ABL Security Documents” means the collective reference to ~~the ABL Guarantee and Collateral Agreement, the Mortgages (as defined~~collateral provisions contained in the ABL Credit Agreement~~)~~ and all other security documents delivered to the ABL ~~Administrative~~ Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under the ABL Credit Agreement ~~or the ABL Guarantee and Collateral Agreement~~, as such documents may be amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.
“ABL/Term Loan Intercreditor Agreement” means the Second Amended and Restated Intercreditor Agreement, dated ~~as of the Sixth Amendment Effective Date~~on or about of April 21, 2020,

~~NAI-1506616474v8~~

among the Borrower, the other Loan Parties~~,~~ party thereto, the Collateral Agent, the Junior Agent and the ABL Agent.
“ABR,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that the Adjusted LIBO Rate shall not be less than 1.00% per annum.
“Administrative Agent” means ~~JPMCB~~Cortland, in its capacity as administrative agent for the Lenders hereunder.
“Administrative Agent’s Account” means the account from time to time designated by the Administrative Agent as the account to which payments hereunder are to be directed.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent Fee Letter” means that certain fee letter dated as of April 21, 2020, by and between the Borrower and the Administrative Agent, as it may be amended, amended and restated, supplemented or otherwise modified from time to time.
“Agents” means, collectively, the Administrative Agent, the Collateral Agent, the Syndication Agents and the Documentation Agents.
~~“Agreement” has the meaning assigned to such term in the preamble hereto.~~
“Agreed Security Principles” has the meaning assigned in the Guarantee and Collateral Agreement.
“Agreement” has the meaning assigned to such term in the preamble hereto.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in dollars with a maturity of one month plus 1%; provided that the Alternate Base Rate shall not be less than 2.00% per annum. For purposes of clause (c) above, the Adjusted LIBO Rate on any day shall be the LIBO Rate, two Business Days prior to such day for deposits in dollars with a maturity of one month. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof,

~~NAI-1506616474v8~~

then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Law” has the meaning assigned to such term in the ABL Credit Agreement as of the date hereof.
“Applicable Rate” means, for any day, the sum of (i)(x) for any ABR 2018 Term Loan, 5.00% per annum and (y) any Eurocurrency 2018 Term Loan, 6.00% per annum, plus (ii) 3.00% (the “PIK Portion”).
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any Person whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” means Horizon Global Corporation, a Delaware corporation.
“Borrower Registration Statement” means the registration statement on Form S-1 filed by the Borrower with the Commission on March 31, 2015, including all exhibits and schedules thereto, in each case, as amended, supplemented or otherwise modified prior to the Closing Date.
“Borrowing” means Loans of the same Class and Type, made, converted or continued on the same date and as to which a single Interest Period is in effect.

~~NAI-1506616474v8~~

“Borrowing Base” shall have the meaning ascribed to such term in the ABL Credit Agreement (as defined in the ABL Credit Agreement on the Closing Date).
“Borrowing Request” means a written request by the Borrower for a Borrowing in accordance with Section 2.03, which shall be~~,~~ in ~~the case of any such written request, in~~substantially the form of Exhibit B or any other form approved by the Administrative Agent.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that when used in connection with any Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
“Capital Expenditures” means, for any period, without duplication, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its consolidated Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP other than such additions and expenditures made with Net Proceeds from any casualty or other insured damage or condemnation or similar awards and (b) Capital Lease Obligations incurred by the Borrower and its consolidated Subsidiaries during such period.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that any change in GAAP after the Closing Date that would require lease obligations that would have been characterized and accounted for as operating leases in accordance with GAAP as in effect on the Closing Date to be characterized and accounted for as Capital Lease Obligations shall be disregarded for purposes hereof.
“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“Change in Control” means (a) the acquisition of beneficial ownership, directly or indirectly, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Commission thereunder), of Equity Interests representing more than 35% of either the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Borrower or (b) the occurrence of any change in control (or similar event, however denominated) with respect to the Borrower under (i) any indenture or other agreement in respect of Material Indebtedness to which the Borrower or any Subsidiary is a party or (ii) any instrument governing any preferred stock of the Borrower or any Subsidiary having a liquidation value or redemption value in excess of $5,000,000.
“Change in Law” means (a) the adoption of any law, rule or regulation after the date hereof, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date hereof or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date hereof; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking

~~NAI-1506616474v8~~

Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted, promulgated or issued.
“Class,” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are 2017 Replacement Term Loans, 2018 Incremental Term Loans or 2018 Term Loans, (b) any Commitment, refers to whether such Commitment is a 2017 Replacement Term Loan Commitment or a 2018 Term Loan Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class.
“Closing Date” means the date on which the conditions specified in Section 4.01 have been satisfied.
“Closing Date Dividend” has the meaning assigned to such term in the definition of “Transactions”.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means any and all “Collateral,” as defined in any applicable Security Document.
“Collateral Agent” means ~~JPMCB~~Cortland, in its capacity as collateral agent for the ~~Lenders~~Secured Parties under the Security Documents.
“Collateral and Guarantee Requirement” means the requirement that (and, with respect to Foreign Subsidiaries, subject to the Agreed Security Principles):
(a) the Collateral Agent shall have received from each party thereto (other than the Collateral Agent) either (i) a counterpart of the Guarantee and Collateral Agreement duly executed and delivered on behalf of such Loan Party, or (ii) in the case of any Person that becomes a Subsidiary Loan Party after the Closing Date, a supplement to each of the Guarantee and Collateral Agreement and the Intercreditor Agreements, in each case in the form specified therein, duly executed and delivered on behalf of such Subsidiary Loan Party;
(b) all outstanding Equity Interests of the Borrower and each Subsidiary owned by or on behalf of any Loan Party shall have been pledged pursuant to the Guarantee and Collateral Agreement (except that the Loan Parties shall not be required to pledge more than 65% of the outstanding voting Equity Interests of any Foreign Subsidiary or any CFC (other than, in each case, with respect to any Foreign Subsidiary that is organized under the laws of Germany, the United Kingdom (or any political subdivision thereof), Mexico, Canada or the Netherlands)) and 100% of the Equity Interests of any Foreign Subsidiary organized under the laws of Germany, the United Kingdom (or any political subdivision thereof), Mexico, Canada or the Netherlands shall have been pledged and the Collateral Agent shall have received certificates or other instruments representing all such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;
(c) all Indebtedness of the Borrower and each Subsidiary in an aggregate principal amount that exceeds $500,000 that is owing to any Loan Party shall be evidenced by a promissory note and shall have been pledged pursuant to the Guarantee and Collateral Agreement

~~NAI-1506616474v8~~

and the Collateral Agent shall have received all such promissory notes, together with instruments of transfer with respect thereto endorsed in blank;
(d) all documents and instruments, including Uniform Commercial Code financing statements and intellectual property security agreements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Guarantee and Collateral Agreement and perfect such Liens to the extent required by, and with the priority required by, the Guarantee and Collateral Agreement (in each case subject to the Intercreditor Agreements), shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording;
(e) the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to any Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Administrative Agent or the Required Lenders may reasonably request, but only to the extent such endorsements are (A) available in the relevant jurisdiction (provided in no event shall the Collateral Agent request a creditors’ rights endorsement) and (B) available at commercially reasonable rates, (iii) if any Mortgaged Property is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, evidence of such flood insurance as may be required under Applicable Law, including Regulation H of the Board of Governors, and an acknowledged notice to the Borrower, (iv) if reasonably requested by the Administrative Agent, a current appraisal of any Mortgaged Property, prepared by an appraiser acceptable to the Administrative Agent, and in form and substance satisfactory to the Required Lenders (it being understood that if such appraisal is required in order to comply with the Administrative Agent’s internal policies, such request shall be deemed to be reasonable), (v) if reasonably requested by the Administrative Agent, an environmental assessment with respect to any Mortgaged Property, prepared by environmental engineers reasonably acceptable to the Administrative Agent, and such other reports, certificates, studies or data with respect to such Mortgaged Property as the Administrative Agent may reasonably require, all in form and substance reasonably satisfactory to Required Lenders (it being understood that if such assessment or other materials are required in order to comply with the Administrative Agent’s internal policies, such request shall be deemed to be reasonable), and (vi) such abstracts, legal opinions and other documents as the Administrative Agent or the Required Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property; provided, however, in no event shall surveys be required to be obtained with respect to any Mortgaged Property; and
(f) each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder;
provided, that, (i) with respect to any Subsidiary Loan Party that is a Foreign Subsidiary organized under the laws of Germany, the United Kingdom (or any political subdivision thereof), Mexico, Canada or the Netherlands, the Collateral and Guarantee Requirement shall require the provision of the documents and satisfaction of the requirements set forth in Exhibit E to the Sixth Amendment (with such amendments thereto and extensions of time as may be agreed by the

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Administrative Agent) and (ii) with respect to any Subsidiary Loan Party that is a Foreign Subsidiary organized under the laws of any other jurisdiction, the Collateral and Guarantee Requirement shall be modified as reasonably requested by the Required Lenders to reflect the requirements and limitations of the jurisdiction in which such Foreign Subsidiary is organized.
“Commission” means the Securities and Exchange Commission or any Governmental Authority succeeding to any or all of the functions of said Commission.
“Commitment” means a 2017 Replacement Term Loan Commitment or a 2018 Incremental Term Loan Commitment or any combination thereof (as the context requires).
“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated cash interest expense for such period, (ii) consolidated income tax expense for such period (including all single business tax expenses imposed by state law), (iii) all amounts attributable to depreciation and amortization for such period, (iv) any extraordinary charges for such period, (v) interest-equivalent costs associated with any Specified Vendor Receivables Financing for such period, whether accounted for as interest expense or loss on the sale of receivables, and all Preferred Dividends, (vi) all losses during such period that relate to the retirement of Indebtedness, (vii) noncash expenses during such period resulting from the grant of Equity Interests to management and employees of the Borrower or any of the Subsidiaries, (viii) the aggregate amount of deferred financing expenses for such period, (ix) all other noncash expenses or losses of the Borrower or any of the Subsidiaries for such period (excluding any such charge that constitutes an accrual of or a reserve for cash charges for any future period), (x) fees, costs and expenses in connection with the Sixth Amendment Transactions, (xi) fees and expenses in connection with the issuance or offering of Equity Interests or any Indebtedness (in each case, whether or not consummated), (xii) costs and expenses of professional fees of the Borrower and its Subsidiaries or of any Agent or Lender to the extent the Borrower is required to reimburse such Agent or Lender therefor, (xiii) unusual or nonrecurring expenses or costs, including restructuring, moving and severance expense, provided that the aggregate amount added to Consolidated EBITDA pursuant to this clause (xiii) shall not exceed $10,000,000 in any four Fiscal Quarter period, (xiv) fees, costs and expenses incurred in connection with any proposed asset sale (whether or not consummated); provided that the aggregate amount added to Consolidated EBITDA pursuant to this clause (xiv) shall not exceed $5,000,000 for all periods and (xv) non-cash losses on asset sales, minus (b) without duplication and to the extent included in determining such Consolidated Net Income, (i) any extraordinary gains for such period, (ii) any non-cash income, profits or gains for such period and (iii) any gains realized from the retirement of Indebtedness after the Closing Date, all determined on a consolidated basis in accordance with GAAP. If the Borrower or any Subsidiary has made any Significant Investment or any sale, transfer, lease or other disposition of assets outside of the ordinary course of business permitted by Section 6.05 during the relevant period for determining any leverage ratio hereunder, Consolidated EBITDA for the relevant period shall be calculated only for purposes of determining such leverage ratio after giving pro forma effect thereto, as if such Significant Investment or sale, transfer, lease or other disposition of assets had occurred on the first day of the relevant period for determining Consolidated EBITDA; provided that with respect to any Significant Investment, (x) any pro forma adjustment made to Consolidated EBITDA shall be in proportion to the percentage ownership of the Borrower or such Subsidiary, as applicable, in the Subject Person (e.g. if the Borrower acquires 70% of the Equity Interests of the Subject Person, a pro forma adjustment to Consolidated EBITDA shall be made with respect to no more than 70% of the EBITDA of the Subject Person) and (y) pro forma effect shall only be given to such Significant Investment if the Indebtedness of the Subject Person is included in Total Indebtedness for purposes of calculating the applicable leverage ratio in proportion to the percentage ownership of the Borrower or

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such Subsidiary, as applicable, in such Subject Person. Any such pro forma calculations may include operating and other expense reductions and other adjustments for such period resulting from any sale, transfer, lease or other disposition of assets that is being given pro forma effect to the extent that such operating and other expense reductions and other adjustments would be permitted pursuant to Article XI of Regulation S-X under the Securities Act of 1933 (“Regulation S-X”). Notwithstanding the foregoing, Consolidated EBITDA for the fiscal quarters ending March 31, 2018, June 30, 2018, September 30, 2018 and December 31, 2018 shall be deemed to be $4,390,000, $20,490,000, $17,090,000 and $-8,467,535, respectively.
“Consolidated Net Income” means, for any period, the net income or loss of the Borrower and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person (other than the Borrower or a Significant Investment) in which any other Person (other than the Borrower or any Subsidiary or any director holding qualifying shares in compliance with Applicable Law) owns an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of the Subsidiaries during such period, (b) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary or the date that such Person’s assets are acquired by the Borrower or any Subsidiary and (c) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Convertible Notes” means the 2.75% Convertible Senior Notes of the Borrower due 2022 issued pursuant to the Convertible Notes Indenture.
“Convertible Notes Indenture” means the First Supplemental Indenture between the Borrower and Wells Fargo Bank, National Association, dated as of February 1, 2017.
“Cortland” means Cortland Capital Market Services LLC.
“Credit Facility” means a category of Commitments and extensions of credit thereunder.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Discharge of ABL Obligations” has the meaning assigned to such term in the ABL/Term Loan Intercreditor Agreement.
“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.
“Documentation Agents” means KeyBanc Capital Markets Inc., Sidoti & Company, LLC and Roth Capital Partners, LLC.
“dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means any Subsidiary, other than the Foreign Subsidiaries.

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“ECF Percentage” means 100%.
“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eighth Amendment” means that certain Consent and Amendment to this Credit Agreement, dated as of September 24, 2019, among the Borrower, the Agent and the Lenders party thereto.
“Eighth Amendment Effective Date” means the “Consent Effective Date” as set forth in the Eighth Amendment.”
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.
“Environmental Liability” means any liabilities, obligations, damages, losses, claims, actions, suits, judgments, or orders, contingent or otherwise (including any liability for damages, costs of environmental remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), directly or indirectly resulting from or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any actual or alleged exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Notice” has the meaning assigned to such term in the ABL Credit Agreement as of the date hereof.
“Equity Contribution Percentage” means 66 2/3%.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person or any warrants, options or other rights to acquire such interests, but excluding any debt securities convertible into or referencing any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

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“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.
“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) a failure by any Plan to satisfy the minimum funding standards (as defined in Section 412 of the Code or Section 302 of ERISA) applicable to such Plan in each instance, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA; (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (h) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Eurocurrency,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
“Event of Default” has the meaning assigned to such term in Article VII.
“Excess Cash Flow” means, for any fiscal year, the sum (without duplication) of:
(a) Consolidated Net Income for such fiscal year, adjusted to exclude any gains or losses attributable to Prepayment Events; plus
(b) the excess, if any, of the Net Proceeds received during such fiscal year by the Borrower and its consolidated Subsidiaries in respect of any Prepayment Events over (x) amounts permitted to be reinvested pursuant to Section 2.11(c) and (y) the aggregate principal amount of Term Loans prepaid pursuant to Section 2.11(c) in respect of such Net Proceeds; plus
(c) depreciation, amortization and other noncash charges or losses deducted in determining such consolidated net income (or loss) for such fiscal year; plus
(d) the sum of (i) the amount, if any, by which Net Working Capital decreased during such fiscal year plus (ii) the net amount, if any, by which the consolidated deferred revenues and other consolidated accrued long-term liability accounts of the Borrower and its consolidated Subsidiaries increased during such fiscal year plus (iii) the net amount, if any, by

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which the consolidated accrued long-term asset accounts of the Borrower and its consolidated Subsidiaries decreased during such fiscal year; minus
(e) the sum of (i) any noncash gains included in determining such consolidated net income (or loss) for such fiscal year plus (ii) the amount, if any, by which Net Working Capital increased during such fiscal year plus (iii) the net amount, if any, by which the consolidated deferred revenues and other consolidated accrued long-term liability accounts of the Borrower and its consolidated Subsidiaries decreased during such fiscal year plus (iv) the net amount, if any, by which the consolidated accrued long-term asset accounts of the Borrower and its consolidated Subsidiaries increased during such fiscal year; minus
(f) Capital Expenditures for such fiscal year and Capital Expenditures to be made within 90 days following the end of such fiscal year pursuant to binding agreements entered into by the Borrower or any of its consolidated Subsidiaries prior to the end of such fiscal year; provided that to the extent any such Capital Expenditure is not made (or if the amount of any such Capital Expenditures less than the amount deducted with respect hereto) within 90 days after such fiscal year, the amount (or such portion of the amount) thereof shall be added back to Excess Cash Flow for the subsequent period (except to the extent attributable to the incurrence of Capital Lease Obligations or otherwise financed by incurring Long-Term Indebtedness); minus
(g) the aggregate principal amount of Long-Term Indebtedness repaid or prepaid by the Borrower and its consolidated Subsidiaries during such fiscal year, excluding (i) Indebtedness in respect of ABL Loans and other revolving Indebtedness (in each case except to the extent the revolving credit commitments in respect thereof are permanently reduced in the amount of and at the time of any such payment) and letters of credit, (ii) Term Loans prepaid pursuant to Section 2.11(c) or (d), (iii) optional prepayments of Term Loans (including purchases of Term Loans pursuant to Section 10.04(h)) and (iv) repayments or prepayments of Long-Term Indebtedness financed by incurring other Long-Term Indebtedness; minus
(h) the noncash impact of currency translations and other adjustments to the equity account, including adjustments to the carrying value of marketable securities and to pension liabilities, in each case to the extent such items would otherwise constitute Excess Cash Flow.
“Excess Cash Flow Period” means each fiscal year of the Borrower commencing December 31, 2017 (other than December 31, 2018).
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder or under any other Loan Document, (a) income or franchise taxes imposed on (or measured by) its net or overall gross income (or net worth or similar Taxes imposed in lieu thereof) by the United States of America, or by any other jurisdiction as a result of such recipient being organized in or having its principal office in or applicable lending office in such jurisdiction, or as a result of any other present or former connection (other than a connection arising solely from this Agreement or any other Loan Document) between such recipient and such jurisdiction, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Non-U.S. Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any United States withholding Taxes resulting from any law in effect (x) at the time such Non-U.S. Lender becomes a party to this Agreement or, with respect to any additional position in any Loan acquired after such Non-U.S. Lender becomes a party hereto, at the time such

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additional position is acquired by such Non-U.S. Lender or (y) at the time such Non-U.S. Lender designates a new lending office, except to the extent that such Non-U.S. Lender (or its assignor, if any) was entitled, immediately prior to designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such United States withholding Tax pursuant to Section 2.17(a), (d) any United States withholding Tax imposed pursuant to FATCA and (e) any withholding Tax that is attributable to a recipient’s failure to comply with Section 2.17(g).
“Extended Term Loans” has the meaning assigned to such term in Section 2.23(a).
“Extension” has the meaning assigned to such term in Section 2.23(a).
“Extension Offer” has the meaning assigned to such term in Section 2.23(a).
“FATCA” means (i) Sections 1471 through 1474 of the Code as of the date of this Agreement or any amended or successor provision that is substantively comparable and not materially more onerous to comply with, and, in each case, any regulations or official interpretations thereof, (ii) any agreements entered into pursuant to Section 1471(b)(1) of the Code as of the date of this Agreement or any amended or successor provision as described in clause (i) above and (iii) any law, regulation, rule, promulgation or official agreement implementing an official government agreement with respect to the foregoing.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement~~.~~; provided, further, that if no such rate is available for such date, the Federal Funds Effective Rate shall be the average of the quotations (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) for the day of such transactions received by the Administrative Agent from three major banks reasonably satisfactory to the Administrative Agent.
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.
“Fifth Amendment” means that certain Fifth Amendment to this Credit Agreement, dated as of February 20, 2019, among the Borrower, the other Loan Parties, the Administrative Agent and the Lenders party thereto.
“Fifth Amendment Effective Date” means the “Effective Date” as set forth in the Fifth Amendment.
“First Amendment” means that certain First Amendment to Credit Agreement, dated as of September 19, 2016, among the Borrower, the Administrative Agent and the Lenders party thereto.
“First Amendment Effective Date” means the “Effective Date” as set forth in the First Amendment.
“First Lien Secured Indebtedness” means Total Indebtedness that is secured by a first priority Lien on any asset of the Borrower or any of its Subsidiaries (it being understood that any

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Indebtedness outstanding under this Agreement and any Indebtedness outstanding under the ABL Credit Agreement is First Lien Secured Indebtedness).
“First Lien Leverage Ratio” means, on any date, the ratio of (a) First Lien Secured Indebtedness as of such date, to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Borrower most recently ended prior to such date for which financial statements are available).
“Fixed Charge Coverage Ratio” means, on any date, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ended on or most recently prior to such date to (b) the sum of, in each case for the Borrower and its Subsidiaries for such period and to the extent paid in cash, (i) consolidated cash interest expense, (ii) interest-equivalent costs associated with any Specified Vendor Receivables Financing, whether accounted for as interest expense or loss on the sale of receivables, (iii) all Preferred Dividends and (iv) all required amortization payments on Indebtedness.
“FLSA” means the Fair Labor Standards Act of 1938, as amended from time to time.
“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.
“Fourth Amendment” means that certain Fourth Amendment to Credit Agreement, dated as of July 31, 2018, among the Borrower, the other Loan Parties, the Administrative Agent and the Lenders party thereto.
“Fourth Amendment Effective Date” means the “Effective Date” as set forth in the Fourth Amendment.
“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of

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credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.
“Guarantee and Collateral Agreement” means the Term Loan Guarantee and Collateral Agreement, substantially in the form of Exhibit D, made by the Borrower and the Subsidiary Loan Parties party thereto in favor of the Collateral Agent for the benefit of the Secured Parties.
“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedging Agreement” means any (i) interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement, (ii) Permitted Bond Hedging Agreement or (iii) Permitted Warrant Transaction.
“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate.”
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (k) solely for purposes of Section 6.01 hereof, any and all payment obligations of such Person under or Guarantee by such Person with respect to any Hedging Agreement. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding anything to the contrary in this paragraph, the term “Indebtedness” shall not include (a) agreements providing for indemnification, purchase price adjustments or similar obligations incurred or assumed in connection with the acquisition or disposition of assets or capital stock and (b) trade payables and accrued expenses in each case arising in the ordinary course of business.
“Indemnified Taxes” means (a) any Taxes, other than Excluded Taxes, and (b) Other Taxes.
“Information Memorandum” means the Confidential Information Memorandum dated May 1, 2015, relating to the Borrower and the Transactions, and the Confidential Information Memorandum dated September 5, 2016, relating to the Borrower and the Westfalia Transactions.

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“Intellectual Property Claim” has the meaning assigned to such term in the ABL Credit Agreement as of the date hereof.
“Intercreditor Agreements” means the ABL/Term Loan Intercreditor Agreement and the Term Intercreditor Agreement.
“Interest Election Request” means a written request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07, which shall be in the form of Exhibit G or any other form approved by the Administrative Agent.
“Interest Payment Date” means (a) with respect to any ABR Loan, the last ~~day~~Business Day of each March, June, September and December and (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.
“Interest Period” means, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or twelve months thereafter if, at the time of the relevant Borrowing, all Lenders participating therein agree to make an interest period of such duration available), as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interpolated Rate” means, at any time, the rate per annum (rounded to the same number of decimal places as the Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate (for the longest period for which that Screen Rate is available for dollars) that is shorter than the Impacted Interest Period and (b) the Screen Rate (for the shortest period for which that Screen Rate is available for dollars) that exceeds the Impacted Interest Period, in each case, as of the Specified Time on the Quotation Day for such Interest Period. When determining the rate for a period which is less than the shortest period for which the Screen Rate is available, the Screen Rate for purposes of clause (a) above shall be deemed to be the overnight rate for dollars determined by the Administrative Agent from such service as the Administrative Agent may select.
“IRS” means the United States Internal Revenue Service.
~~“JPMCB” means JPMorgan Chase Bank, N.A.~~
“Junior Agent” means the Administrative Agent under the Junior Credit Agreement.
“Junior Credit Agreement” means the Second Lien Term Loan Credit Agreement, dated as of the Sixth Amendment Effective Date, by and among Horizon Global Corporation, the several banks

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and other financial institutions or entities from time to time party thereto and Cortland Capital Market Services LLC, as Administrative Agent.
“Junior Loan Documents” means the “Loan Documents” as defined in the Junior Credit Agreement.
“Latest Maturing Term Loans” has the meaning assigned to such term in the definition of “Latest Maturity Date”.
“Latest Maturity Date” means, as of any date of determination, the latest Maturity Date applicable to any Loans outstanding or Commitments in effect hereunder (such latest maturing Loans or Commitments, the “Latest Maturing Term Loans”).
“Lender Affiliate” means, (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund that invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
“Lenders” means each 2017 Replacement Term Loan Lender, each 2018 Incremental Term Loan Lender and any other Person that shall have become a party hereto after the Fourth Amendment Effective Date pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, a rate per annum equal to the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for dollars for a period equal in length to such Interest Period as ~~displayed on pages LIBOR01 or LIBOR02 of the Reuters screen~~published on the applicable Bloomberg page that displays such rate (or, in the event such rate does not appear on ~~either of~~ such ~~Reuters pages~~Bloomberg page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “Screen Rate”) as of the Specified Time on the Quotation Day for such Interest Period; provided that if the Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further that if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to dollars, then the LIBO Rate shall be the Interpolated Rate at such time (provided that if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement). If no such offered rate exists, such rate will be the rate of interest per annum as reasonably determined by the Administrative Agent, at which deposits of dollars in immediately available funds are offered as of the Specified Time on the Quotation Day for such Interest Period by three major banks reasonably satisfactory to the Administrative Agent in the London interbank market for such Interest Period for the applicable principal amount on such date of determination.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any

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financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Liquidity” means, at any time, the sum of (i) U.S. Availability, Canadian Availability and UK Availability (each as defined in the ABL Credit Agreement or the equivalent terms in any replacement or refinancing thereof) plus (ii) unrestricted cash and Cash Equivalents of the Borrower and its Domestic Subsidiaries, any Subsidiary organized under the laws of Canada and Cequent UK Limited.
“Loan Documents” means this Agreement, the Security Documents, the Intercreditor Agreements, the Agent Fee Letter and the promissory notes, if any, executed and delivered pursuant to Section 2.09(e).
“Loan Parties” means the Borrower and the Subsidiary Loan Parties.
“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.
“Long-Term Indebtedness” means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability, including the current portion of any Long-Term Indebtedness.
“Margin Stock” shall have the meaning assigned to such term in Regulation U.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, properties, assets, financial condition, or material agreements of the Borrower and the Subsidiaries, taken as a whole, (b) the ability of the Loan Parties in any material respect to perform their obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document.
“Material Agreements” means any agreements or instruments relating to Material Indebtedness.
“Material Indebtedness” means (a) obligations in respect of the ABL Credit Agreement and the Junior Credit Agreement and (b) any other Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time. For the avoidance of doubt, “Material Indebtedness” shall not include any obligations under any Permitted Warrant Transaction.
“Maturity Date” means the Term Loan Maturity Date, or the scheduled maturity date in respect of any Extended Term Loans, as the context requires.
“Minimum Extension Condition” has the meaning assigned to such term in Section 2.23(b).
“Minimum Tranche Amount” has the meaning assigned to such term in Section 2.23(b).

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“Moody’s” means Moody’s Investors Service, Inc.
“Mortgage” means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be in form and substance reasonably satisfactory to the Administrative Agent.
“Mortgaged Property” means each parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.12 or 5.13.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Proceeds” means, with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any noncash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds in excess of $500,000 and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Borrower and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans or Indebtedness under the Junior Loan Documents) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all Taxes paid (or reasonably estimated to be payable) by the Borrower and the Subsidiaries, and the amount of any reserves established by the Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the 24-month period immediately following such event and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower) to the extent such liabilities are actually paid within such applicable time periods.
“Net Working Capital” means, at any date, (a) the consolidated current assets of the Borrower and its consolidated Subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of the Borrower and its consolidated Subsidiaries as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.
“Ninth Amendment” means that certain Ninth Amendment to Credit Agreement, dated as of March 13, 2020, among the Borrower and the Lenders party thereto.
“Ninth Amendment Effective Date” means the “Effective Date” as set forth in the Ninth Amendment.”
“Non-Consenting Lender” has the meaning assigned to such term in Section 10.02(c).
“Non-U.S. Lender” means a Lender that is not a U.S. Person.
“NYFRB” means the Federal Reserve Bank of New York.

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“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Banking Day, for the immediately preceding Banking Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Obligations” has the meaning assigned to such term in the Guarantee and Collateral Agreement.
“OSHA” means the Occupational Safety and Hazard Act of 1970.
“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes imposed with respect to an assignment (other than an assignment under Section 2.19(b)).
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both over-night federal funds and overnight ~~Eurodollar borrowings~~Eurocurrency Borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).
“Participant” has the meaning assigned to such term in Section 10.04(e).
“Participant Register” has the meaning assigned to such term in Section 10.04(e).
“PATRIOT Act” has the meaning assigned to such term in Section 10.16.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Perfection Certificate” means a certificate in the form of Exhibit F hereto or any other form approved by the Collateral Agent.
“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) relating to the Borrower’s common stock (or other securities or property following a merger event or other change of the common stock of the Borrower) purchased by the Borrower in connection with the issuance of any Permitted Convertible Indebtedness and in each case existing as of the Sixth Amendment Effective Date; provided, that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Borrower from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Borrower from

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the sale of such Permitted Convertible Indebtedness issued in connection with such Permitted Bond Hedge Transaction.
“Permitted Convertible Indebtedness” means Indebtedness of the Borrower under the Convertible Notes outstanding on the Closing Date.
“Permitted Encumbrances” means:
(a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05;
(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05;
(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(e) judgment Liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;
(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;
(g) ground leases in respect of real property on which facilities owned or leased by the Borrower or any of the Subsidiaries are located, other than any Mortgaged Property;
(h) Liens in favor or customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(i) leases or subleases granted to other Persons and not interfering in any material respect with the business of the Borrower and the Subsidiaries, taken as a whole;
(j) banker’s liens, rights of set-off or similar rights, in each case arising by operation of law; and
(k) Liens in favor of a landlord on leasehold improvements in leased premises;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

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“Permitted Investments” means:
(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;
(b) investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;
(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;
(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;
(e) securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than six months from the date of acquisition thereof and, at the time of acquisition, having the highest credit rating obtainable from S&P or from Moody’s;
(f) securities issued by any foreign government or any political subdivision of any foreign government or any public instrumentality thereof having maturities of not more than six months from the date of acquisition thereof and, at the time of acquisition, having the highest credit rating obtainable from S&P or from Moody’s;
(g) investments of the quality as those identified on Schedule 6.04 as “Qualified Foreign Investments” made in the ordinary course of business;
(h) cash; and
(i) investments in funds that invest solely in one or more types of securities described in clauses (a), (e) and (f) above.
“Permitted Refinancing Indebtedness” means any Indebtedness of the Borrower or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Borrower or any of its Subsidiaries; provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any reasonable expenses incurred in connection therewith), (b) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, and an average life to maturity greater than the average life to maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (c) if the

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Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is contractually subordinated in right of payment to the Term Loans, such Permitted Refinancing Indebtedness is contractually subordinated in right of payment to the Term Loans on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (d) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment with the Term Loans or any guarantee therefor, such Permitted Refinancing Indebtedness is pari passu in right of payment with, or subordinated in right of payment to, the Term Loans or such guarantee, and, in any event, such Permitted Refinancing Indebtedness shall not have a higher priority with respect to payments or collateral than the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (e) the terms and conditions of such Permitted Refinancing Indebtedness shall be no more materially restrictive, when taken as a whole, than the terms and conditions of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded (and, to the extent the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded permits the payment of any interest thereon “in kind”, the Refinancing Indebtedness thereof shall likewise permit the payment of interest “in kind”), (f) such Permitted Refinancing Indebtedness is not incurred or guaranteed by any Person who is not an obligor under the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and is not secured by any property that does not secure the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and, if secured, shall not be secured at a higher priority than the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (g) if the obligor of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is a Foreign Subsidiary, the proceeds of such Permitted Refinancing Indebtedness must be used for ordinary course working capital purposes of such Foreign Subsidiary and (h) such refinancing Indebtedness, if secured, shall be subject to a customary intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent.
“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the Borrower’s common stock (or other securities or property following a merger event or other change of the common stock of the Borrower) and/or cash (in an amount determined by reference to the price of such common stock) sold by the Borrower substantially concurrently with any purchase by the Borrower of a Permitted Bond Hedge Transaction, in each case existing as of the Sixth Amendment Effective Date.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“PIK Amount” has the meaning assigned to such term in Section 2.13(d).
“PIK Portion” has the meaning assigned to such term in the definition of “Applicable Rate.”
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

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“Preferred Dividends” means any cash dividends of the Borrower permitted hereunder to be paid with respect to preferred stock of the Borrower.
“Prepayment Event” means:
(a) any sale, transfer or other disposition of any property or asset of the Borrower or any Subsidiary, other than (i) prior to the Discharge of ABL Obligations, ABL Priority Collateral, and (ii) dispositions described in clauses (a), (b), (d) and (g) of Section 6.05; or
(b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary (other than, prior to the Discharge of ABL Obligations, ABL Priority Collateral) having a book value or fair market value in excess of $500,000, but only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or replace such property or asset within 365 days after such event;
(c) to the extent, prior to the Discharge of ABL Obligations, not constituting ABL Priority Collateral, the receipt of any cash by the Borrower or any Subsidiary not in the ordinary course of business in an amount in excess of $500,000 from (a) tax refunds, (b) pension plan reversions, (c) proceeds of insurance (including key man life insurance, but excluding Net Proceeds described in clause (b) above and Net Proceeds from product liability insurance), (d) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (e) indemnity payments and (f) any purchase price adjustment received in connection with any purchase agreement to the extent not needed to reimburse the Borrower or applicable Subsidiary for any reasonable and customary out-of-pockets costs and expenses previously incurred by the Borrower or applicable Subsidiary with respect to which such purchase price adjustment was received;
(d) the receipt of cash from any issuance of Equity Interests of the Borrower or any contribution of equity capital to the Borrower; or
(e) the incurrence by the Borrower or any Subsidiary of any Indebtedness, other than Indebtedness permitted by Section 6.01(a) (except Indebtedness permitted by Section 6.01(a)(xiii)).
“Prime Rate” means the ~~rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.~~ “U.S. Prime Lending Rate” as published in The Wall Street Journal or if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by the Administrative Agent) or any similar release by the Board (as reasonably determined by the Administrative Agent).
“Public-Sider” means a Lender whose representatives may trade in securities of the Borrower or any of its Subsidiaries while in possession of the financial statements provided by the Borrower under the terms of this Agreement or who otherwise has identified itself to the Administrative Agent in writing as a “Public-Sider”.

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“Qualified Borrower Preferred Stock” means any preferred capital stock or preferred equity interest of the Borrower (a)(i) that does not provide for any cash dividend payments or other cash distributions in respect thereof prior to the Latest Maturity Date in effect as of the date of issuance of such Indebtedness and (ii) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event does not (A)(x) mature or become mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (y) become convertible or exchangeable at the option of the holder thereof for Indebtedness or preferred stock that is not Qualified Borrower Preferred Stock or (z) become redeemable at the option of the holder thereof (other than as a result of a change of control event), in whole or in part, in each case on or prior to the date that is 365 days after the Latest Maturity Date in effect at the time of the issuance thereof; provided that the terms of such preferred stock or preferred equity interests shall provide that upon a default thereof, the remedies of the holders thereof shall be limited to the right to additional representation on the board of directors of the Borrower. Qualified Borrower Preferred Stock shall include the preferred equity interests of the Borrower issued to the lenders under the Junior Credit Agreement pursuant to the Sixth Amendment Transactions.
“Quotation Day” means, with respect to any Eurocurrency Loan for any Interest Period, two Business Days prior to the commencement of such Interest Period.
“Real Estate” has the meaning assigned to such term in the ABL Credit Agreement as of the date hereof.
“Register” has the meaning assigned to such term in Section 10.04(c).
“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.
“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.
“Required Lenders” means, at any time, Lenders having outstanding Term Loans representing more than 50% of the outstanding Term Loans at such time.
“Restricted Indebtedness” means Indebtedness of the Borrower or any Subsidiary, the payment, prepayment, redemption, repurchase or defeasance of which is restricted under Section 6.08(b).
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any partial or full cash settlement of Convertible Notes, sinking fund or similar deposit, on account of the purchase, redemption, retirement,

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acquisition, cancelation or termination of any Equity Interests in the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Subsidiary.
“Rolling 13-Week Cash Flow Forecast” has the meaning assigned to such term in Section 5.01(j).
“S&P” means Standard & Poor’s Financial Services LLC, or any successor thereto.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
“Screen Rate” has the meaning assigned to such term in the definition of “LIBO Rate”.
“Secured Indebtedness” means Total Indebtedness that is secured by a Lien on any asset of the Borrower or any of its Subsidiaries.
“Secured Net Leverage Ratio” means, on any date, the ratio of (a) Secured Indebtedness as of such date, to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Borrower most recently ended prior to such date for which financial statements are available).
“Secured Parties” has the meaning assigned to such term in the Guarantee and Collateral Agreement.
“Securities Act” means the Securities Act of 1933, as amended.
“Security Documents” means the Guarantee and Collateral Agreement, the Intercreditor Agreements, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 or 5.13 to secure any of the Obligations.
“Senior Agent” means the Administrative Agent under the Senior Credit Agreement.
“Senior Credit Agreement” means the Credit Agreement, dated as of the Fifth Amendment Effective Date, by and among Horizon Global Corporation, the several banks and other

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financial institutions or entities from time to time party thereto and Cortland Capital Market Services LLC, as Administrative Agent.
“Senior Loan Documents” means the “Loan Documents” as defined in the Senior Credit Agreement.
“Significant Investment” means any acquisition by the Borrower or a Subsidiary of more than 50% (but less than 100%) of the Equity Interests in a Person (such Person, the “Subject Person”), so long as such acquisition is permitted by Section 6.04.
“Sixth Amendment” means that certain Sixth Amendment to this Credit Agreement, dated as of March 15, 2019, among the Borrower, the other Loan Parties, the Administrative Agent and the Lenders party thereto.
“Sixth Amendment Effective Date” means the “Effective Date” as set forth in the Sixth Amendment.
“Sixth Amendment Transactions” means (a) the execution, delivery and performance of (1) the Senior Credit Agreement and the transactions contemplated thereby, the (2) the Fifth Amendment and the transactions contemplated thereby and (3) the Sixth Amendment to the ABL Loan Documents, (b) the refinancing of the Indebtedness under the Senior Credit Agreement on the Sixth Amendment Effective Date, (c) the execution, delivery and performance by each Loan Party of the Seventh Amendment to the ABL Loan Documents, (d) the execution, delivery and performance by each Loan Party of the Sixth Amendment and the transactions contemplated thereby, (e) the execution, delivery and performance by each Loan Party of the Junior Loan Documents and the transactions contemplated thereby, including the issuance of warrants and preferred equity interests of the Borrower pursuant thereto, and (f) the payment of the fees and expenses payable in connection with the foregoing.
“Specified Time” means 11:00 a.m., London time.
“Specified Vendor Receivables Financing” means the sale by the Borrower and certain Subsidiaries of accounts receivable to one or more financial institutions pursuant to third-party financing agreements in transactions constituting “true sales” which are permitted pursuant to Section 6.01(a)(iv).
“Specified Vendor Receivables Financing Documents” means all documents and agreements relating to the Specified Vendor Receivables Financing.
“Spin-Off” means a “spin-off” transaction with respect to the Borrower such that all of the Equity Interests in the Borrower are “spun-off” from TriMas ratably to the holders of all the Equity Interests in TriMas and the Borrower ceases to be a Subsidiary of TriMas and becomes a public company.
“Spin-Off Agreement” means a Separation and Distribution Agreement, dated as of or prior to the Closing Date, by and between the Borrower and TriMas.
“Spin-Off Documentation” means, collectively, the Spin-Off Agreement and all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith, including, without limitation, (i) an employee matters agreement by and between the Borrower and TriMas, (ii) a tax sharing agreement by and between the Borrower and TriMas and (iii) a transition services agreement by and between the Borrower and TriMas.

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“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the ~~Administrative Agent is~~Required Lenders are subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any Applicable Law. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subject Person” has the meaning assigned to such term in the definition of “Significant Investment.”
“Subordinated Debt” means any subordinated Indebtedness of the Borrower or any Subsidiary.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any subsidiary of the Borrower.
“Subsidiary Loan Party” means any Subsidiary that is not (i) a Foreign Subsidiary (other than any Foreign Subsidiary organized under the laws of Germany, the United Kingdom (or any political subdivision thereof), Mexico, Canada or the Netherlands), (ii) a CFC (other than any CFC organized under the laws of Germany, the United Kingdom (or any political subdivision thereof), Mexico, Canada or the Netherlands), or (iii) a U.S. Holdco; provided, that the Required Lenders, in their reasonable good faith discretion, may at any time require any Foreign Subsidiary, CFC or U.S. Holdco to become a Subsidiary Loan Party.
“Syndication Agents” means BMO Capital Markets Corp. and Wells Fargo Securities, LLC.
“Synthetic Purchase Agreement” means any swap, derivative or other agreement or combination of agreements pursuant to which the Borrower or a Subsidiary is or may become obligated to make (i) any payment (other than in the form of Equity Interests in the Borrower) in connection with a purchase by a third party from a Person other than the Borrower or a Subsidiary of any Equity Interest or Restricted Indebtedness or (ii) any payment (other than on account of a permitted purchase by it of any Equity Interest or any Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided that phantom stock or similar plans providing for payments only to current or former directors, officers, consultants, advisors

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or employees of the Borrower or the Subsidiaries (or to their heirs or estates) shall not be deemed to be Synthetic Purchase Agreements. For the avoidance of doubt, the term “Synthetic Purchase Agreement” shall not include any agreement, indenture or other document governing any Permitted Bond Hedge Transaction, Permitted Convertible Indebtedness or Permitted Warrant Transaction.
“Taxes” means any and all present or future taxes (of any nature whatsoever), levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Collateral Proceeds Account” means a deposit account identified to the ABL Agent in writing from time to time and in the name of the Company and for which ~~JPMCB~~PNC Bank, National Association is the depositary bank which contains (or was established to contain) only those proceeds with respect to Term Priority Collateral.
“Term Intercreditor Agreement” means that Term Intercreditor Agreement, dated as of the Sixth Amendment Effective Date, among the Borrower, the other Loan Parties, the Collateral Agent and the Junior Agent.
“Term Lender” means a Lender with outstanding Term Loans or a Commitment.
“Term Loan” means a 2018 Term Loan.
“Term Loan Maturity Date” means July 1, 2021 (or if such date is not a Business Day, the immediately preceding Business Day).
“Term Priority Collateral” has the meaning assigned to such term in the ABL/Term Loan Intercreditor Agreement.
“Total Indebtedness” means, as of any date, the aggregate principal amount of Indebtedness for borrowed money (including, without limitation, Capital Lease Obligations) of the Borrower and the Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP.
“Total Leverage Ratio” means, on any date, the ratio of (a) Total Indebtedness as of such date, to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Borrower most recently ended prior to such date for which financial statements are available).
“Transactions” means, collectively, (a) the consummation of the Spin-Off in accordance with the terms of the Spin-Off Agreement, (b) the payment of a dividend on the Closing Date from the Borrower to TriMas in accordance with the Spin-Off Agreement (the “Closing Date Dividend”), (c) the execution, delivery and performance by each Loan Party of the ABL Loan Documents to which it is to be a party, the borrowing (if any) of the ABL Loans on the Closing Date and issuance (if any) of letters of credit thereunder on the Closing Date and the use of the proceeds of the foregoing, (d) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of the Loans on the Closing Date and the use of proceeds thereof, and (e) the payment of the fees and expenses payable in connection with the foregoing.
“TriMas” means TriMas Company LLC, a Delaware limited liability company.

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“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.
“U.S. Holdco” means any existing or future Domestic Subsidiary the Equity Interests of which are held solely by Foreign Subsidiaries (other than Foreign Subsidiaries organized under the laws of Germany, the United Kingdom (or any political subdivision thereof), Mexico, Canada or the Netherlands); provided that such existing or newly formed Subsidiary shall not engage in any business or own any assets other than the ownership of Equity Interests in Foreign Subsidiaries and intercompany obligations that are otherwise permitted hereunder.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Tax Certificate” has the meaning assigned to such term in Section 2.17(f)(i)(D)(2).
“Westfalia Acquisition” has the meaning set forth in the First Amendment.
“Westfalia Acquisition Closing Date” has the meaning set forth in the First Amendment.
“Westfalia Purchase Agreement” has the meaning set forth in the First Amendment.
“Westfalia Transactions” has the meaning set forth in the First Amendment.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Term B Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Term B Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Term B Loan Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Term B Loan Borrowing”).
SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision

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hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement; and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
SECTION 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value,” as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments or any other Indebtedness under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.
ARTICLE II
The Credits
SECTION 2.01 Commitments.Subject to the terms and conditions set forth herein, each 2017 Replacement Term Lender ~~agrees to make~~made a 2017 Replacement Term Loan to the Borrower on the 2017 Replacement Term Loan Facility Effective Date in a principal amount not exceeding its 2017 Replacement Term Loan Commitment. Subject to the terms of the Fourth Amendment, each 2018 Incremental Term Loan Lender made a 2018 Incremental Term Loan on the Fourth Amendment Effective Date in a principal amount not exceeding its 2018 Incremental Term Loan Commitment as set forth on Schedule A to the Fourth Amendment.
(~~b~~a) Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.
SECTION 2.02 Loans and Borrowings. Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b) [Reserved]

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(c) Subject to Section 2.14, each Loan shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(d) At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 12 Eurocurrency Borrowings outstanding.
(e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable thereto.
SECTION 2.03 Requests for Borrowings. To request a Borrowing of Term Loans, the Borrower shall notify the Administrative Agent of such request ~~by telephone~~in writing by delivery to Administrative Agent of an executed Borrowing Request: (i) in the case of a Eurocurrency Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of the proposed Borrowing. Each such ~~telephonic~~ Borrowing Request shall be irrevocable and shall ~~be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request signed by the Borrower. Each such telephonic and written Borrowing Request shall~~ specify the following information in compliance with Section 2.02: whether the requested Borrowing is to be a Borrowing of Term B Loans;
(~~ii~~i)  the aggregate amount of such Borrowing;
(~~iii~~ii) the date of such Borrowing, which shall be a Business Day;
(~~iv~~iii) whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;
(~~v~~iv)  in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(~~vi~~v)  the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

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SECTION 2.04 [Reserved].[Reserved].Funding of Borrowings.
(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time to the ~~account of the~~ Administrative ~~Agent most recently designated by it for such purpose by notice to the Lenders. The~~Agent’s Account . Upon receipt of all requested funds, the Administrative Agent will make such Loans available to the Borrower by ~~promptly crediting~~wiring the amounts so received, in like funds, to an account of the Borrower ~~maintained with the Administrative Agent in New York City, and~~as designated ~~by the Borrower~~ in the applicable Borrowing Request.
(b) Unless the Administrative Agent shall have received written notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may (but shall be under no obligation to), in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of (x) the Federal Funds Effective Rate and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, the applicable rate shall be determined as specified in clause (y) above, or (ii) in the case of the Borrower, the interest rate applicable to ABR Term B Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
SECTION 2.06 Interest Elections.
(a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or as otherwise provided in Section 2.03. Thereafter, the Borrower may elect to (i) convert any ABR Borrowing or any Eurocurrency Borrowing to a Borrowing of a different Type, (ii) continue any Borrowing and (iii) in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election~~, by telephone,~~ in writing by delivery to Administrative Agent of an executed Interest Election Request by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of Term B Loans of the Type resulting from such election to be made on the effective date of such election. Each such ~~telephonic~~ Interest Election Request shall be irrevocable ~~and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request, and all such written Interest Election Requests shall be in a form approved by the Administrative Agent and signed by the Borrower.~~.
(c) Each ~~telephonic and written~~ Interest Election Request shall specify the following information in compliance with Section 2.02:

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(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and
(iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”
If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e) If an Interest Election Request with respect to a Eurocurrency Borrowing is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
SECTION 2.07 Termination and Reduction of Commitments.
(a) Unless previously terminated, the 2017 Replacement Term Loan Commitments shall terminate and be automatically and permanently reduced to $0 upon the earlier of (i) funding of the 2017 Replacement Term Loans on the 2017 Replacement Term Loan Facility Effective Date and (ii) 5:00 p.m., New York City time, on April 19, 2017. The proceeds of the 2017 Replacement Term Loans will be applied on the 2017 Replacement Term Loan Facility Effective Date to the principal amount of the Existing Term Loans (as defined in the 2017 Replacement Term Loan Amendment) outstanding at such time in order to prepay such principal amount in full. Upon the funding of the 2017 Replacement Term Loans on the 2017 Replacement Term Loan Facility Effective Date, the 2017 Replacement Term Loans shall constitute, on the terms provided in the 2017 Replacement Term Loan Amendment, Term Loans hereunder
(b) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

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(c) The Borrower shall notify the Administrative Agent in writing of any election to terminate or reduce the Commitments of any Class under Section 2.08(b) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be in writing and shall be irrevocable. Any reduction of the Commitments shall be permanent.
SECTION 2.08 Repayment of Loans; Evidence of Debt.
(a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10.
(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement~~.~~; provided, further, that in the event of any conflict between the records maintained by any Lender and the records of the Administrative Agent in respect of such matters, the records of the Administrative Agent shall control in the absence of manifest error.
(e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by ~~the Administrative Agent~~such Lender. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee and its registered assigns.
SECTION 2.09 Amortization of Term Loans.
(a) [Reserved].
(b) [Reserved].
(c) To the extent not previously paid, all Term Loans shall be due and payable on the Term Loan Maturity Date.

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(d) Any mandatory prepayment of a Borrowing of Term Loans of any Class shall be applied to reduce the subsequent scheduled repayments of the Borrowings of such Class to be made pursuant to this Section to the next eight scheduled repayments in direct order and thereafter ratably. Any optional prepayment of a Borrowing of Term Loans of any Class shall be applied to the scheduled repayments of the Borrowings of such Class as directed by the Borrower.
(e) Prior to any repayment of any Term Loan Borrowings of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent  ~~by telephone (confirmed by telecopy)~~in writing of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Loan Borrowings shall be accompanied by accrued interest on the amount repaid.
SECTION 2.10 Prepayment of Loans.
(a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty, and notwithstanding any other provision of this Agreement to the contrary, any payment made by the Borrower pursuant to this Section 2.11(a) within the 90 days following the Eighth Amendment Effective Date shall not be required to be made on a pro rata basis among the Lenders.
(b) [Reserved].
(c) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event after the Eighth Amendment Effective Date, the Borrower shall, within three Business Days after such Net Proceeds are received (and, in the case of any event described in clause (e) of the definition of the term Prepayment Event, on the date on which such Net Proceeds are received) prepay Borrowings of Loans in an aggregate amount equal to (x) in the case of any Prepayment Event (other than any event described in clauses (a) or (d) of the definition of the term Prepayment Event), 100% of such Net Proceeds, (y) in the case of any Prepayment Event described in clause (a) of the definition of the term Prepayment Event, 100% of such Net Proceeds in excess of $5,000,000 in the aggregate after the Eighth Amendment Effective Date, and (z) in the case of any event described in clause (d) of the definition of the term Prepayment Event, the Equity Contribution Percentage of such Net Proceeds.
(d) [Reserved].
(e) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section.
(f) The Borrower shall notify the Administrative Agent in writing by (x) in the case of prepayment of a Eurocurrency Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment and (y) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of prepayment. Each such written notice shall be irrevocable and shall specify (i) whether the prepayment is of Eurocurrency Loans or ABR Loans, (ii) the prepayment date, (iii) the principal amount of each Borrowing or portion thereof to be prepaid and (iv) in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice, the Administrative Agent

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shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.
(g) In the event of any mandatory prepayment of Term Loans made at a time when Term Loans of more than one Class remain outstanding, the Borrower shall select Term Loans to be prepaid so that the aggregate amount of such prepayment is allocated among each Class of the Term Loans pro rata based on the aggregate principal amounts of outstanding Borrowings of each such Class; provided that the amounts so allocable to any tranche of Extended Term Loans may be applied to other Term Loan Borrowings if so provided in the applicable Extension Offer. In the event of any optional prepayment of Term Loans made at a time when Term Loans of more than one Class remain, the Borrower shall select the Term Loans to be prepaid so that the aggregate amount of such prepayment is allocated among the Term Loans and each Class then outstanding based on the aggregate principal amount of outstanding Borrowings of each such Class; provided that the amounts so allocable to any tranche of Extended Term Loans may be applied to other Borrowings of Term Loans if so provided in the applicable Extension Offer.
SECTION 2.11 Fees.
(a) ~~The~~Without duplication of any other amounts payable pursuant to this Agreement, the Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately ~~agreed upon between the Borrower and the Administrative~~set forth in the Agent Fee Letter.
(b) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent. Fees paid shall not be refundable under any circumstances.
SECTION 2.12 Interest. ~~(c)~~ [Reserved].
~~SECTION 2.13 Interest.~~
(a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other overdue amount payable, 2% plus the rate applicable to ABR Term B Loans.
(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or

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prepayment, (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) the PIK Portion of accrued interest on such Loan (the “PIK Amount”) shall be payable in kind, with the PIK Amount as of such Interest Payment Date being added to the outstanding principal balance of such Loan on such Interest Payment Date and shall thereafter accrue interest hereunder (as principal) as provided herein.
(e) All interest hereunder (including the PIK Amount) shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. The Administrative Agent shall ~~as soon as practicable~~promptly notify the Borrower and the relevant Lenders of each determination of an Adjusted LIBO Rate.
SECTION 2.13 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing of any Class:
(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means (including by means of an Interpolated Rate or because the Screen Rate is not available or published on a current basis) do not exist for ascertaining the LIBO Rate or the Adjusted LIBO Rate for such Interest Period; or
(ii) the Administrative Agent is advised by a majority in interest of the Lenders of the applicable Class that the Adjusted LIBO Rate or LIBO Rate, as applicable for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loans) included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders of the applicable Class ~~by telephone or telecopy~~ as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and such Lenders that the circumstances giving rise to such notice no longer exist, then (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective, (ii) any Eurocurrency Borrowing that is requested to be continued, shall be converted to an ABR Borrowing on the last day of the then current Interest Period applicable thereto and (iii) if any Borrowing Request requests a ~~Eurodollar~~Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing.
(b) If any Lender determines that any Applicable Law has made it unlawful, or if any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain, fund or continue any ~~Eurodollar~~Eurocurrency Borrowing, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligations of such Lender to make, maintain, fund or continue Eurocurrency Loans or to convert ABR Borrowings to ~~Eurodollar~~Eurocurrency Borrowings will be suspended until such Lender notifies the Administrative Agent and the Borrower in writing that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower will upon demand from such Lender (with a copy to the Administrative Agent), either convert or prepay all ~~Eurodollar~~Eurocurrency Borrowings of such Lender to ABR Borrowings, either on the last

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day of the Interest Period therefor, if such Lender may lawfully continue to maintain such ~~Eurodollar~~Eurocurrency Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such conversion or prepayment, the Borrower will also pay accrued interest on the amount so converted or prepaid.
(c) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (b) above have arisen and such circumstances are unlikely to be temporary or (ii) (ii) the circumstances set forth in clause (b) above have not arisen but the supervisor for the administrator of the Eurocurrency or a Governmental Authority having jurisdiction over the Required Lenders has made a public statement identifying a specific date after which the Adjusted LIBO Rate shall no longer be used for determining interest rates for loans, then the Required Lenders, the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the Adjusted LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the applicable margin); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lender stating that such Required Lenders object to such amendment.
SECTION 2.14 Increased Costs.If any Change in Law shall:
(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate);
(ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender; or
(iii) subject any Lender to any Taxes on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than (A) Indemnified Taxes otherwise indemnifiable under Section 2.17 and (B) Excluded Taxes);
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b) If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the

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Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION 2.15 Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the Eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
SECTION 2.16 Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes; provided that if the Borrower or the Administrative Agent shall be required to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or the Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or the Administrative Agent shall make such deductions and (iii) the Borrower or the

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Administrative Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.
(b) In addition, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.
(c) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower, hereunder or under any other Loan Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e) Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting or expanding the obligation of the Borrower to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.
(f) Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by Applicable Law, such properly completed and executed documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding, or at a reduced rate of, withholding. If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 Business Days after such expiration, obsolescence or inaccuracy) notify the Borrower and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.
(i) Without limiting the generality of the foregoing, any Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies reasonably requested by the Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:

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(A) in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(B) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Loan Document, IRS Form W-8BEN-E or W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN-E or W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(C) in the case of a Non-U.S. Lender for whom payments under this Agreement constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;
(D) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN-E or W-8BEN and (2) a certificate substantially in the form of Exhibit E (a “U.S. Tax Certificate”) to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;
(E) in the case of a Non-U.S. Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (g)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or
(F) any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax together with such supplementary documentation necessary to enable the Borrower or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.
(ii) Each Lender shall deliver to Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower or the Administrative Agent, to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(f)(ii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

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(g) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes (including additional amounts paid pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, under this Section 2.17 with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that such indemnifying party, upon the request of such indemnified party, agrees to repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Nothing contained in this Section 2.17(g) shall require any indemnified party to make available its Tax returns or any other information relating to its Taxes which it deems confidential to the indemnifying party or any other Person.
(h) For purposes of determining withholding Taxes imposed under FATCA, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loan Documents as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
SECTION 2.17 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest or fees, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise), on or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made by wire transfer to the Administrative ~~Agent at its offices at 383 Madison Avenue, New York, New York~~Agent’s Account, except that payments pursuant to Sections 2.15, 2.16, 2.17 and 10.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments (including prepayments) to be made by the Borrower hereunder and under each other Loan Document, whether on account of principal, interest, fees or otherwise shall be made in dollars.
(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Term B Loans resulting

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in such Lender receiving payment of a greater proportion of the aggregate amount of its Term B Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Term B Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Term B Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(d) Unless the Administrative Agent shall have received written notice from the Borrower prior to the date on which any payment hereunder is due to the Administrative Agent for the account of the Lenders that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may (but shall be under no obligation to), in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment due to the Administrative Agent, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(b), 2.18(d) or 10.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
SECTION 2.18 Mitigation Obligations; Replacement of Lenders.
(a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

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(b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon written notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee selected by the Borrower that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent , which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee, and that the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective~~.~~; provided, that, such assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire, a properly completed and duly executed copy of IRS Form W-9 (or other applicable tax form) and all other documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations including, without limitation, the Patriot Act.
SECTION 2.19 [Reserved]
SECTION 2.20 [Reserved][Reserved]Extensions.
1.Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders of Term B Loans with a like maturity date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term B Loans with a like maturity date) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Term B Loans and otherwise modify the terms of such Term B Loans pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Term B Loans and/or modifying the amortization schedule in respect of such Lender’s Term B Loans) (each, an “Extension,” and each group of Term B Loans as so extended, as well as the original Term B Loans (not so extended), being a “tranche”; any Extended Term Loans shall constitute a separate tranche of Term Loans from the tranche of Term Loans from which they were converted), so long as the following terms are satisfied: (i) no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders, (ii) [reserved], (iii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iv), (v), and (vi), be determined between the Borrower and set forth in the relevant Extension Offer), the Term B Loans of any Term B Lender that agrees to an extension with respect to such Term B Loans extended pursuant to any Extension (the “Extended Term Loans”) shall have the same terms as the

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tranche of Term B Loans subject to such Extension Offer, (iv) the final maturity date of any Extended Term Loans shall be no earlier than the maturity date of the Term B Loans from which they were converted and the amortization schedule applicable to Term B Loans pursuant to Section 2.10(a) for periods prior to the Term Loan Maturity Date may not be increased, (v) the weighted average life of any Extended Term Loans shall be no shorter than the remaining weighted average life of the Term B Loans extended thereby, (vi) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments of Term B Loans hereunder (except for repayments required upon the scheduled maturity date of the non-Extended Term Loans), in each case as specified in the respective Extension Offer, (vii) if the aggregate principal amount of Term B Loans (calculated on the face amount thereof) in respect of which Term B Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term B Loans offered to be extended by the Borrower pursuant to such Extension Offer, then the Term B Loans of such Term B Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term B Lenders have accepted such Extension Offer, (viii) [reserved], (ix) all documentation in respect of such Extension shall be consistent with the foregoing, (x) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower ~~and~~, (xi) the Minimum Tranche Amount shall be satisfied unless waived by the Administrative Agent and (xii) the Borrower and the Administrative Agent agree on any operational and administrative matters to the extent required by clause (d) below. Notwithstanding the foregoing, in no event shall there be more than six maturity dates in respect of the Credit Facilities (including any Extended Term Loans or Replacement Term Loans).
(b) With respect to all Extensions consummated by the Borrower pursuant to this Section, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.11 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment, provided that (x) the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Term B Loans of any or all applicable tranches be tendered and (y) no tranche of Extended Term Loans shall be in an amount of less than $50,000,000 (the “Minimum Tranche Amount”), unless such Minimum Tranche Amount is waived by the Administrative Agent. ~~The~~Except as otherwise set forth in Section 2.23(a)(xii) above or Section 2.23(d) below with respect to the Administrative Agent, the Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including Sections 2.11 and 2.18) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section.
(c) No consent of any Lender or (except to the extent required by Section 2.23(a)(xii) and (d)) the Administrative Agent shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans. All Extended Term Loans and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new tranches or sub-tranches in respect of Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with

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the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section. Without limiting the foregoing, in connection with any Extensions the respective Loan Parties shall (at their expense) amend (and the Administrative Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the then latest maturity date so that such maturity date is extended to the then latest maturity date (or such later date as may be advised by local counsel to the Administrative Agent).
(d) In connection with any Extension, the Borrower shall provide the Administrative Agent at least five Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section.
ARTICLE III

REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Lenders that:
SECTION 3.01 Organization; Powers. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
SECTION 3.02 Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party’s powers and have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.03 Governmental Approvals; No Conflicts. The Transactions and the other transactions contemplated hereby (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created under the Loan Documents and (iii) consents, approvals, registrations, filings or actions the failure of which to obtain or perform could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any Applicable Law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or their assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens created under the Loan Documents and Liens permitted by Section 6.02, and (e) do not require any acknowledgement,

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agreement or consent under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or their assets, except for such acknowledgements, agreements and consents as have been obtained or made and are in full force and effect, and such acknowledgements, agreements or consents the failure of which to obtain could not reasonably be expected to result in a Material Adverse Effect. Schedule 3.03 sets forth for the Borrower and each Subsidiary Loan Party a description of each license from a Governmental Authority which is material to the conduct of the business of such Loan Party as of the Closing Date.
SECTION 3.04 Financial Condition; No Material Adverse Change. The Borrower has heretofore furnished to the Administrative Agent its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal years ended December 31, 2013 and December 31, 2014, reported on by Deloitte & Touche LLP, independent public accountants, and (ii) as of and for each fiscal quarter ended subsequent to December 31, 2014 and at least 45 days prior to the Closing Date, in each case certified by its chief financial officer (it being understood that the Borrower has furnished the foregoing referenced in clause (i) to the Administrative Agent by the filing with the Commission of the Borrower Registration Statement in connection with the Spin-Off). Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.
(b) The Borrower has heretofore furnished to the Administrative Agent a pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Borrower as of and for the 12-month period ending on the last day of the most recently completed four-fiscal quarter period for which financial statements were delivered under Section 3.04(a), prepared after giving effect to the Transactions and the other transactions contemplated hereby to be consummated on the Closing Date as if the Transactions and such other transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such income statements).
(c) Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum, except for the Disclosed Matters and except for liabilities arising as a result of the Transactions, after giving effect to the Transactions, none of the Borrower or the Subsidiaries has, as of the Closing Date, any contingent liabilities that would be material to the Borrower and the Subsidiaries, taken as a whole.
(d) Since December 31, 2014, there has been no event, change or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect.
SECTION 3.05 Properties. Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.
(b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

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(c) Schedule 3.05 sets forth the address of each real property that is owned or leased by the Borrower or any of its Subsidiaries as of the Closing Date after giving effect to the Transactions.
SECTION 3.06 Litigation and Environmental Matters. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.
(b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
(c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.
(d) No Borrower or Subsidiary Loan Party is in default with respect to any order, injunction or judgment of any Governmental Authority, except for such defaults which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.07 Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing. Investment Company Status. None of the Borrower or any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, there is no pending audit of the Borrower or any Subsidiary Loan Party with any federal, state, local or foreign tax authority, except as could not reasonably be expected to result in a Material Adverse Effect. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of the Financial Accounting Standards Board Accounting Standards Codification Topic No. 715-30) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of all such underfunded Plans. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Borrower or any of its Subsidiaries is subject, and all other matters known to any of them, that,

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individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such projections were prepared. Subsidiaries. Schedule 3.12 sets forth the name of, and the ownership interest of the Borrower in each Subsidiary of the Borrower and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Closing Date. Insurance. Schedule 3.13 sets forth a description of all material insurance policies maintained by or on behalf of the Borrower and the Subsidiaries as of the Closing Date. As of the Closing Date, all premiums due in respect of such insurance have been paid. Labor Matters. As of the Closing Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened that could reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary except for those which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound. Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan made on the Closing Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each of the Borrower and the Borrower and its Subsidiaries, taken as a whole, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of each of the Borrower and the Borrower and its Subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) each of the Borrower and the Borrower and its Subsidiaries, taken as a whole, will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (d) the Loan Parties, on a consolidated basis, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date. Senior Indebtedness. The Obligations constitute “Senior Debt”, however defined, under the terms of any Indebtedness that is subordinated in right of payment to the Obligations.Security Documents. The Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Guarantee and Collateral Agreement) and, when (i) in respect of Collateral in which a security interest can be perfected by control, such Collateral is delivered to the Collateral Agent and for so long as the Collateral Agent remains in possession of such Collateral, the security interest created by the Guarantee and Collateral Agreement shall constitute a perfected first priority security interest in all right, title and interest of the pledgor thereunder in such Collateral, in each case prior and superior in right to any other Person and (ii) in respect of Collateral in which a security interest can be perfected by the filing of UCC financing statements, financing statements in appropriate form are filed in the offices specified on Schedule 1.04 to the Perfection Certificate most recently delivered to the Collateral Agent, the security interest created by the Guarantee and Collateral Agreement shall constitute a perfected security interest in all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property (as defined in the

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Guarantee and Collateral Agreement)), in each case prior and superior in right to any other Person, other than with respect to Liens permitted by Section 6.02 and subject to the Intercreditor Agreements.
(b) [Reserved]
(c) When the Guarantee and Collateral Agreement (or a summary thereof) is filed in the United States Patent and Trademark Office and the United States Copyright Office and the financing statements referred to in Section 3.17(a) above are appropriately filed, the security interest created by the Guarantee and Collateral Agreement shall constitute a perfected security interest in all right, title and interest of the grantors thereunder in the Intellectual Property (as defined in the Guarantee and Collateral Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office and subsequent UCC filings may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the Closing Date), other than with respect to Liens permitted by Section 6.02 and subject to the Intercreditor Agreements.
(d) Each Mortgage, upon execution and delivery thereof by the parties thereto, is effective to create, subject to the exceptions listed in each title insurance policy covering such Mortgage, in favor of and reasonably satisfactory to the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the applicable mortgagor’s right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, and when the Mortgages are filed in the appropriate offices, the Lien created by each Mortgage shall constitute a perfected Lien on all right, title and interest of the applicable mortgagor in such Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens permitted by Section 6.02 and subject to the Intercreditor Agreements.
SECTION 3.08 Federal Reserve Regulations.None of the Borrower or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.
(b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of the provisions of the Regulations of the Board, including Regulation U or X. ARTICLE IV Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and, to the knowledge of the Borrower, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions. Material Contracts. Schedule 3.20 hereto sets forth for the Borrower and each Subsidiary Loan Party, as of the Closing Date, a list of all of the material contracts and agreements to which such Loan Party is a party, including all Specified Vendor Receivables Financing Documents (other than agreements disclosed to the Administrative Agent pursuant to Section

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5.01(f), agreements relating to Indebtedness described on Schedule 6.01, real property leases identified on Schedule 2.03 to the Perfection Certificate delivered to the Administrative Agent on the Closing Date, and Licenses identified on Schedule 4.04 to the Perfection Certificate delivered to the Administrative Agent on the Closing Date). EEA Financial Institutions. No Loan Party is an EEA Financial Institution. Disclosure. As of the Sixth Amendment Effective Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Sixth Amendment Effective Date to any Lender in connection with this Agreement is true and correct in all respects.
Conditions
SECTION 4.03 Closing Date. The obligations of the Lenders to make Loans hereunder is subject to the satisfaction of the following conditions: (a) The Agents shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of (i) Cahill Gordon & Reindel LLP and (ii) Jones Day LLP, in each case in form and substance reasonably satisfactory to the Administrative Agent. The Borrower hereby requests such counsel to deliver such opinions.
(b) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.
(c) The Administrative Agent (or its counsel) shall have received the Intercreditor Agreement, executed and delivered by the Borrower, the other Loan Parties as of the Closing Date, the Collateral Agent and the ABL Agent.
(d) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any Loan Document.
(e) The Collateral and Guarantee Requirement shall have been satisfied and the Administrative Agent shall have received a completed Perfection Certificate dated the Closing Date and signed by an executive officer or Financial Officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released or will be released pursuant to UCC-3 financing statements or other release documentation delivered to the Collateral Agent.
(f) The Administrative Agent shall have received evidence that the insurance required by Section 5.07 and the Security Documents is in effect, together with endorsements naming the Collateral Agent, for the benefit of the Secured Parties, as additional insured and loss payee thereunder, to the extent required by Section 5.07.

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(g) The terms of the Spin-Off Documentation shall be reasonably satisfactory to the Arrangers and the Spin-Off shall have been consummated (or shall be consummated substantially simultaneously with the initial funding of the Term B Loans on the Closing Date) in accordance with Applicable Law and the Spin-Off Agreement (without giving effect to any modification or waiver of any provision of, or any consent given in respect of, the Spin-Off Agreement not approved by the Administrative Agent).
(h) After giving effect to the Transactions as of the Closing Date, none of the Borrower or any of its Subsidiaries shall have outstanding Indebtedness for borrowed money other than (i) Indebtedness incurred under this Agreement, (ii) Indebtedness incurred and outstanding under the ABL Credit Agreement and (iii) Indebtedness incurred and outstanding in compliance with Section 6.01 of this Agreement.
(i) The Lenders shall have received the financial statements referred to in Section 3.04(a) and (b).
(j) The Administrative Agent shall have received a certificate, in form and substance reasonably satisfactory to the Administrative Agent, dated the Closing Date and signed by the chief financial officer of each of the Borrower, certifying that its Subsidiaries, on a consolidated basis after giving effect to the Transactions, are solvent.
(k) The Administrative Agent and the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.
(l) Since December 31, 2014, there has been no event, change or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect.
(m) The ABL Credit Agreement, and the commitments thereunder, shall be (or shall be substantially simultaneously with the initial funding of the Term B Loan on the Closing Date) effective.
(n) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (or in all respects if qualified as to materiality) on and as of the Closing Date.
(o) No Default or Event of Default shall have occurred and be continuing on the Closing Date or after giving effect to the Loans requested to be made on such date.
(p) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.
(q) The Administrative Agent shall have received a supplement to Schedule 3.13 setting forth a description of all material insurance policies maintained by or on behalf of the Borrower and its Subsidiaries as of the Closing Date, and to the extent deemed appropriate by the Borrower, supplements to Schedules 3.05, 3.12 and 6.01 reflecting any and all changes in the

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names of the Subsidiaries of the Borrower referred to therein made in connection with the Spin-Off to the extent necessary to make such schedules true, correct and complete on the Closing Date, in each case in form and substance reasonably acceptable to the Administrative Agent. Unless the Administrative Agent shall advise the Borrower in writing that any such proposed supplements are not reasonably acceptable to the Administrative Agent, Schedules 3.05, 3.12, 3.13, and/or 6.01 shall be deemed to be automatically amended on the Closing Date to reflect any applicable supplement to such Schedules delivered pursuant to this clause without the necessity of any further action.
The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 5:00 p.m., New York City time, on June 30, 2015 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).
ARTICLE V
Affirmative Covenants
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:
SECTION 5.01 Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:(a) within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception (except for any such qualification or exception resulting from the current maturity of Loans hereunder) and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied (it being understood that the obligation to furnish the foregoing to the Administrative Agent and the Lenders shall be deemed to be satisfied in respect of any fiscal year of the Borrower by the filing of the Borrower’s annual report on Form 10-K for such fiscal year with the Commission to the extent the foregoing are included therein);
(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes (it being understood that the obligation to furnish the foregoing to the Administrative Agent and the Lenders shall be deemed to be satisfied in respect of any fiscal quarter of the Borrower by the filing of the

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Borrower’s quarterly report on Form 10-Q for such fiscal quarter with the Commission to the extent the foregoing are included therein);
(c) within 90 days after the end of each fiscal year of the Borrower (but in any event no later than two Business Days after any delivery of financial statements under clause (a) above), or within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (but in any event no later than two Business Days after any delivery of financial statements under clause (b) above), a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrower’s audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iii) identifying all Subsidiaries existing on the date of such certificate and indicating, for each such Subsidiary, whether such Subsidiary is a Subsidiary Loan Party, a Foreign Subsidiary and/or an Immaterial Subsidiary and whether such Subsidiary was formed or acquired since the end of the previous fiscal quarter;
(d) within 90 days after the end of each fiscal year of the Borrower, (i) a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines) and (ii) a certificate of a Financial Officer of the Borrower (A) identifying any parcels of real property or improvements thereto with a value exceeding $2,000,000 that have been acquired by any Loan Party since the end of the previous fiscal year, (B) identifying any changes of the type described in Section 5.03(a) that have not been previously reported by the Borrower, (C) [reserved], (D) identifying any Intellectual Property (as defined in the Guarantee and Collateral Agreement) with respect to which a notice is required to be delivered under the Guarantee and Collateral Agreement and has not been previously delivered, (E) identifying any Prepayment Events that have occurred since the end of the previous fiscal year and setting forth a reasonably detailed calculation of the Net Proceeds received from Prepayment Events since the end of such previous fiscal year and (F) if applicable, calculating Excess Cash Flow for the applicable Excess Cash Flow Period;
(e) no later than February 15 of each fiscal year of the Borrower (commencing with the fiscal year ending December 31, 2015), a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any material revisions of such budget that have been approved by senior management of the Borrower;
(f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Commission or with any national securities exchange, as the case may be (it being understood that the obligation to furnish the foregoing to the Administrative Agent and the Lenders shall be deemed to be satisfied to the extent the foregoing are filed with the Commission);
(g) promptly upon the Borrower’s receipt thereof, (A) copies of all material compliance reports filed and material correspondence regarding any active or pending

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investigation or enforcement action concerning the Borrower or any Subsidiary Loan Party with any state, federal, local or foreign regulatory agency and (B) all material correspondence, if any, alleging violation of or requesting compliance by the Borrower or any Subsidiary Loan Party with laws, regulations, etc. or requests for information pursuant to interstate commerce laws, antitrust laws, securities laws, worker safety laws (OSHA), etc.;
(h) except to the extent already provided for in this Section 5.01, promptly after the sending thereof, copies of any proposed waiver, consent, or amendment concerning any of the ABL Loan Documents;
(i) promptly upon the effectiveness thereof, (A) a description of each license from a Governmental Authority which becomes effective after the Closing Date and is material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, and (B) a description of each material contract or agreement to which the Borrower or any Subsidiary Loan Party is a party, including each Specified Vendor Receivables Financing Document (other than contracts and agreements disclosed to the Administrative Agent pursuant to Section 5.01(f), agreements described on Schedule 3.20 or Schedule 6.01, and without duplication of real property leases identified on Schedule 2.03 to the Perfection Certificate most recently delivered to the Administrative Agent and Licenses identified on Schedule 4.04 to the Perfection Certificate most recently delivered to the Administrative Agent);
(j) [Reserved];
(k) [Reserved]; and
(l) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.
The Borrower represents and warrants that it and any of its Subsidiaries either (i) has no registered or publicly traded securities outstanding or (ii) files its financial statements with the Commission and/or makes its financial statements available to potential holders of its 144A securities, and, accordingly, the Borrower hereby (x) authorizes the Administrative Agent to make the financial statements to be provided under Section 5.01(a) and (b) above, along with the Loan Documents, available to all Lenders and (y) agrees that at the time such financial statements are provided hereunder, they shall already have been made available to holders of its securities.  The Borrower will not request that any other material be posted to all Lenders without expressly representing and warranting to the Administrative Agent in writing that (A) such materials do not constitute material non-public information within the meaning of the federal securities laws (“MNPI”) or (B) (i) the Borrower and its Subsidiaries have no outstanding publicly traded securities, including 144A securities, and (ii) if at any time the Borrower or any of its Subsidiaries issues publicly traded securities, including 144A securities, then the Borrower will, upon the issuance of such securities, make such materials that do constitute MNPI at the time of issuance of such securities publicly available by press release or public filing with the Commission. In no event will the Administrative Agent post compliance certificates or budgets to Public-Siders.

SECTION 5.02 Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following: (a) the occurrence of any Default;

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(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Subsidiary thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $5,000,000;
(d) any pending or threatened labor dispute, strike or walkout, or the expiration of any material labor contract;
(e) any default under or termination of a Material Agreement;
(f) any judgment for the payment of money in an aggregate amount exceeding $5,000,000 that remains undischarged for a period of 30 consecutive days, during which execution is not effectively stayed, or the occurrence of any action legally taken by a judgment creditor to attach or levy upon assets in order to enforce any such judgment;
(g) the assertion of any Intellectual Property Claim, if an adverse resolution could have a Material Adverse Effect;
(h) any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws), if an adverse resolution could have a Material Adverse Effect;
(i) any Release by a Loan Party or with respect to any Real Estate owned, leased or occupied by a Loan Party; or receipt of any Environmental Notice, in each case where the expected remedial costs or liability is reasonably expected to exceed $2,500,000;
(j) the discharge of or any withdrawal or resignation by the Borrower’s independent accountants;
(k) not later than two Business Days after the occurrence thereof, the occurrence of any default, event or default or cash dominion event under the ABL Credit Agreement; and
(l) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION 5.03 Information Regarding Collateral. The Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s legal name, (ii) in the location of any Loan Party’s chief executive office or (iii) in any Loan Party’s jurisdiction of organization. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless written notice has been delivered to the Collateral Agent, together with all applicable information to enable the Administrative Agent to make all filings under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent (on behalf of the Secured Parties) to

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continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.
(b) Each year, within 90 days after the end of each fiscal year of the Borrower, the Borrower (on behalf of itself and the other Loan Parties) shall deliver to the Administrative Agent a certificate of a Financial Officer of the Borrower (i) setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).
(c) Existence; Conduct of Business. The Borrower will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names the loss of which would have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or disposition permitted under Section 6.05. Payment of Obligations. The Borrower will, and will cause each of the Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except (a) those being contested in good faith by appropriate proceedings and for which the Borrower has set aside on its books adequate reserves with respect thereto in accordance with GAAP, or (b) to the extent the failure to make payment could not reasonably be expected to result in a Material Adverse Effect. Maintenance of Properties. The Borrower will, and will cause each of the Subsidiaries to, keep and maintain all property material to the conduct of their business, taken as a whole, in good working order and condition, ordinary wear and tear excepted; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or disposition permitted under Section 6.05. Insurance. The Borrower will, and will cause each of the Subsidiaries to, maintain insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. Such insurance shall be maintained with financially sound and reputable insurance companies, except that a portion of such insurance program (not to exceed that which is customary in the case of companies engaged in the same or similar business or having similar properties similarly situated) may be effected through self-insurance; provided adequate reserves therefor, in accordance with GAAP, are maintained. In addition, the Borrower will, and will cause each of its Subsidiaries to, maintain all insurance required to be maintained pursuant to the Security Documents. With respect to each Mortgaged Property that is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, the applicable Loan Party will maintain, with financially sound and reputable insurance companies, such flood insurance as is required under Applicable Law, including Regulation H of the Board of Governors. The Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained. All insurance policies or certificates (or certified copies thereof) with respect to such insurance shall be endorsed to the Collateral Agent’s reasonable satisfaction for the benefit of the Lenders (including by naming the Collateral Agent as lender loss payee or additional insured, as appropriate). Casualty and Condemnation. The Borrower (a) will furnish to the

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Administrative Agent and the Lenders prompt written notice of casualty or other insured damage to any material portion of any Collateral having a book value or fair market value of $1,000,000 or more or the commencement of any action or proceeding for the taking of any Collateral having a book value or fair market value of $1,000,000 or more or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Security Documents. Books and Records; Cooperation; Inspection and Audit Rights; Lender Calls. The Borrower will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.
(d) The Borrower shall hold a telephone call (i) once per calendar month, for the benefit of the Administrative Agent and the Lenders that are not Public-Siders to discuss the Borrower’s and its Subsidiaries’ operational and financial performance, the status of strategic initiatives and any other items reasonably requested to be covered by any Lender and respond to questions that are raised on such call and (ii) in addition, once per calendar quarter, for the benefit of the Administrative Agent and Public-Siders to discuss the Borrower’s and its Subsidiaries’ operational and financial performance, the status of strategic initiatives and any other items reasonably requested to be covered by any Lender and respond to questions that are raised on such call.
(e) The Borrower will, and will cause each of the Subsidiaries to, reasonably cooperate with one financial advisor acting on behalf of all of the Agents and the Lenders.
(f)  Compliance with Laws. The Borrower will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. Use of Proceeds. The Borrower will use the proceeds of the Term Loans on the Closing Date solely (i) to consummate the Transactions, (ii) to pay the fees and expenses in connection with the Transactions and (iii) for general corporate purposes. The Borrower will use the proceeds of the 2018 Incremental Term Loans solely (i) to pay the fees and expenses in connection with the Fourth Amendment, (ii) to repay the ABL Loans under the ABL Credit Agreement and (iii) for general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. The Borrower shall use the proceeds of the Junior Credit Agreement on the Sixth Amendment Effective Date to repay in full in cash all obligations outstanding under the Senior Credit Agreement and otherwise for ordinary working capital purposes and accounts payable catch up consistent with the forecast delivered prior to the Sixth Amendment Effective Date. Additional Subsidiaries. If any additional Subsidiary is formed or acquired after the Closing Date (or any existing Subsidiary becomes a Subsidiary Loan Party after the Closing Date), the Borrower will, within five Business Days after such Subsidiary is formed or acquired (or becomes a Subsidiary Loan Party), notify the Administrative Agent and the Lenders thereof and, within 30 days (or such longer period as may be agreed to by the Administrative Agent) after such Subsidiary is formed or acquired (or becomes a Subsidiary Loan Party), cause the

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Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary, including with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party. Further Assurances. The Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust, landlord waivers and other documents), which may be required under any Applicable Law, or which the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties. The Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.
(g) If any assets (including any real property or improvements thereto or any interest therein) having a book value or fair market value of $1,000,000 or more in the aggregate are acquired by the Borrower or any Subsidiary Loan Party after the Closing Date or through the acquisition of a Subsidiary Loan Party under Section 5.12 or through the conversion of a Subsidiary into a Subsidiary Loan Party under Section 5.12 (other than, in each case, assets constituting Collateral under the Guarantee and Collateral Agreement that become subject to the Lien of the Guarantee and Collateral Agreement upon acquisition thereof), the Borrower or, if applicable, the relevant Subsidiary Loan Party will notify the Administrative Agent and the Lenders thereof, and, if reasonably requested by the Administrative Agent or the Required Lenders, the Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.
(h) The Borrower will, and will cause each Subsidiary Loan Party to, deposit the proceeds of any Term Priority Collateral in a Term Collateral Proceeds Account at any time (i) after the occurrence and during the continuance of an Event of Default under clauses (a), (h) or (i) of Article VII and (ii) after the occurrence and during the continuance of any other Event of Default after the Administrative Agent provides written notice to the Borrower to so deposit such proceeds.
(i) The Borrower will, and will cause each Subsidiary Loan Party to, satisfy the post-closing conditions described in Exhibit E to the Sixth Amendment within the timelines set forth therein.
~~SECTION 5.14 [Reserved].~~
ARTICLE VI
Negative Covenants
Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:
SECTION 6.01 Indebtedness; Certain Equity SecuritiesThe Borrower will not, nor will it permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:
(i) Indebtedness created under the Loan Documents;

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(ii) [Reserved];
(iii) (A) Indebtedness existing on the Sixth Amendment Effective Date (which Indebtedness shall, to the extent the principal amount thereof as of the Sixth Amendment Effective Date exceeds $500,000, be set forth on Schedule 6.01) and (B) any Permitted Refinancing Indebtedness with respect to such Indebtedness;
(iv) any Specified Vendor Receivables Financings in existence on the Sixth Amendment Effective Date and Permitted Refinancings thereof;
(v) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary; provided that Indebtedness of any Subsidiary that is not a Loan Party or any Subsidiary Loan Party for which the Collateral and Guarantee Requirement has not been satisfied to the Borrower or any Subsidiary Loan Party shall be subject to Section 6.04;
(vi) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary; provided that Guarantees by the Borrower or any Subsidiary Loan Party of Indebtedness of any Subsidiary that is not a Loan Party or any Subsidiary Loan Party for which the Collateral and Guarantee Requirement has not been satisfied shall be subject to Section 6.04;
(vii) [reserved];
(viii) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; provided that (A) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause (viii) after the Sixth Amendment Effective Date shall not exceed $10,000,000 at any time outstanding;
(ix) Indebtedness arising in connection with any retention of title arrangements (verlängerter Eigentumsvorbehalt) made in the ordinary course of business;
(x) Indebtedness arising under a declaration of joint and several liability used for the purpose of section 2:403 of the Dutch Civil Code (and any residual liability under such declaration arising pursuant to section 2:404(2) of the Dutch Civil Code;
(xi) Indebtedness of the Borrower or any Subsidiary in respect of workers’ compensation claims, self-insurance obligations, performance bonds, surety appeal or similar bonds and completion guarantees provided by the Borrower and the Subsidiaries in the ordinary course of their business;
(xii) Indebtedness or other financings incurred by Foreign Subsidiaries in respect of accounts receivable and/or inventory in an aggregate amount not exceeding $10,000,000 at any time outstanding;

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(xiii) Indebtedness incurred by Foreign Subsidiaries that are not Loan Parties in an aggregate amount not exceeding $10,000,000 at any time outstanding; provided that the Net Proceeds thereof are applied in accordance with Section 2.11(c);
(xiv)  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within 10 days of incurrence;
(xv)  Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;
(xvi) Indebtedness incurred in connection with the financing of insurance premiums in an aggregate amount at any time outstanding not to exceed the premiums owed under such policy, if applicable;
(xvii) obligations to financial institutions, in each case to the extent in the ordinary course of business and on terms and conditions which are within the general parameters customary in the banking industry, entered into to obtain cash management services or deposit account overdraft protection services (in an amount similar to those offered for comparable services in the financial industry) or other services in connection with the management or opening of deposit accounts or incurred as a result of endorsement of negotiable instruments for deposit or collection purposes and other customary, obligations, including obligations under Bank Products (as defined in the ABL Credit Agreement as in effect on the date hereof) other than Hedging Agreements, of the Borrower and its Subsidiaries incurred in the ordinary course of business;
(xviii) unsecured guarantees by the Borrower or any Subsidiary Loan Party of facility leases of any Loan Party;
(xix)  payment obligations of or Guarantees by the Borrower or any Subsidiary Loan Party with respect to any Hedging Agreement permitted under Section 6.07 hereof; provided that if such Hedging Agreement is related to interest rates, (A) such Hedging Agreement shall relate to payment obligations on Indebtedness otherwise permitted to be incurred by the Loan Documents and (B) the notional amount of such Hedging Agreement shall not exceed the principal amount of the Indebtedness to which such Hedging Agreement relates;
(xx)  Indebtedness of the Borrower, any Subsidiary Loan Party or any ABL Foreign Loan Party under the ABL Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed $99,000,000, subject to Section 6.11, and any replacement or refinancing thereof; provided that the Borrower will not, and will not permit any Subsidiary to, create, grant or permit to exist any Lien on the ABL Priority Collateral that is contractually subordinated (including pursuant to a last-out facility for Indebtedness for borrowed money) or junior in priority to the Liens on the ABL Priority Collateral securing any of the “Loans” or any other “Obligations” (each as defined in the ABL Credit Agreement), unless such Lien on the ABL Priority Collateral is also contractually subordinated or junior in priority, in the same manner and to the same extent, to the Liens on ABL Priority Collateral securing the Obligations; it being understood and agreed that this proviso shall not restrict any refinancing or replacement of the ABL Credit Agreement (or replacement or refinancing thereof) being secured by a first priority lien on ABL Priority Collateral);

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(xxi)  [reserved];
(xxii) Indebtedness of the Borrower in an amount not to exceed $15,000,000 at any time outstanding; provided that (a) such Indebtedness shall not mature prior to the date that is 91 days after the Latest Maturity Date in effect at the time of the issuance of such Indebtedness and shall not have any principal payments due prior to such date, except upon the occurrence of a change of control or similar event (including asset sales), in each case so long as the provisions relating to change of control or similar events (including asset sales) included in the governing instrument of such Indebtedness provide that the provisions of this Agreement must be satisfied prior to the satisfaction of such provisions of such Indebtedness, (b) such Indebtedness is not Guaranteed by any Subsidiary of the Borrower other than the Loan Parties (which Guarantees shall be permitted only to the extent permitted by Section 6.01(a)(vi)), (c) such Indebtedness shall not have any financial maintenance covenants, (d) such Indebtedness shall not have a definition of “Change of Control” or “Change in Control” (or any other defined term having a similar purpose) that is materially more restrictive than the definition of Change in Control set forth herein, (e) such Indebtedness is subordinated to the Obligations on terms reasonably acceptable to the Required Lenders and (f) no such Indebtedness shall be, directly or indirectly, provided by any lender or agent or Affiliate of any lender or agent under the Junior Credit Agreement;
(xxiii) (A) Indebtedness of the Borrower under the Convertible Notes outstanding on the Sixth Amendment Effective Date and (B) any Permitted Refinancing Indebtedness with respect thereto; provided that the interest rate, fees, or yield payable with respect to such Permitted Refinancing Indebtedness shall not be higher than the interest rate, fees, or yield payable under the Convertible Notes outstanding on the Sixth Amendment Effective Date; and
(xxiv) Indebtedness of the Borrower and its Subsidiary Loan Parties incurred on the Sixth Amendment Effective Date under the Junior Credit Agreement in an aggregate principal amount not to exceed $52,000,00, plus an additional amount of Indebtedness incurred thereunder solely in connection with the “in-kind” payment of interest thereon pursuant to the terms of the Junior Credit Agreement as in effect on the Sixth Amendment Effective Date and any Permitted Refinancing Indebtedness thereof; and
(xxv) Indebtedness of the Borrower, and Guarantees thereof by any Subsidiary Loan Party, incurred after the Sixth Amendment Effective Date in an aggregate principal amount not to exceed the lesser of (A) $100,000,000 and (B) $100,000,000 minus the aggregate principal amount of prepayments of the Term Loans made by the Borrower pursuant to Section 2.10(b) after the Sixth Amendment Effective Date and prior to the date such Indebtedness is incurred, provided that such Indebtedness matures at least 91 days after the Maturity Date, is subordinated in right of payment to the Term Loans (including any Guarantees thereof) and is subject to an intercreditor agreement reasonably acceptable to the Required Lenders and provided further that the net proceeds therefrom shall be used to prepay Term Loans pursuant to Section 2.10(b).
(b) The Borrower will not, nor will it permit any Subsidiary to, issue any preferred stock or other preferred Equity Interests other than Qualified Borrower Preferred Stock.
SECTION 6.02 Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

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(a) (i) Liens created under the Loan Documents, and (ii) Liens created by the Junior Loan Documents which are subject to the Term Intercreditor Agreement;
(b) Permitted Encumbrances;
(c) Liens in respect of Specified Vendor Receivables Financings permitted under Section 6.01(a)(iv);
(d) any Lien on any property or asset of the Borrower or any Subsidiary existing on the Sixth Amendment Effective Date (which Liens shall, to the extent securing Indebtedness with a principal amount in excess of $500,000 as of the Sixth Amendment Effective Date, be set forth on Schedule 6.02); provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(e) Liens securing Indebtedness permitted by Section 6.01(a)(ix);
(f) Liens on fixed or capital assets acquired, constructed or improved by, or in respect of Capital Lease Obligations of, the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (viii) of Section 6.01(a), (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;
(g) Liens, with respect to any Mortgaged Property, described in the applicable schedule of the title policy covering such Mortgaged Property;
(h) Liens in respect of sales or other financings of accounts receivable or inventory by Foreign Subsidiaries to the extent the Indebtedness is permitted by Section 6.01(a) (xii);
(i) other Liens securing liabilities not in excess of $5,000,000;
(j) Liens in respect of Indebtedness permitted by Section 6.01(a)(xiii), provided that the assets subject to such Liens are not located in the United States;
(k) Liens, rights of setoff and other similar Liens existing solely with respect to cash and Permitted Investments on deposit in one or more accounts maintained by any Lender, in each case granted in the ordinary course of business in favor of such Lender with which such accounts are maintained, securing amounts owing to such Lender with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness for borrowed money;
(l) licenses or sublicenses of Intellectual Property (as defined in the Guarantee and Collateral Agreement) granted by any Company in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Borrower;

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(m) the filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;
(n) Liens on Collateral securing Indebtedness permitted under Section 6.01(xxii) so long as such Liens rank junior in priority to the Liens securing the Obligations subject to intercreditor arrangements reasonably satisfactory to the Administrative Agent;
(o) Liens deemed to exist in connection with investments permitted under Section 6.04 that constitute repurchase obligations and in connection with related set-off rights;
(p) Liens of a collection bank arising in the ordinary course of business under Section 4-210 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon;
(q) Liens of sellers of goods to the Borrower or any of its Subsidiaries arising under Article 2 of the UCC in effect in the relevant jurisdiction in the ordinary course of business, covering only the goods sold and covering only the unpaid purchase price for such goods and related expenses;
(r) Liens on Collateral securing Indebtedness incurred pursuant to Section 6.01(a)(xxv), which Liens shall be junior in right of priority to the Obligations and shall be subject at all times to an intercreditor agreement reasonably acceptable to the Required Lenders; and
(s) Liens under the ABL Security Documents (as defined in the ABL/Term Loan Intercreditor Agreement) (i) that are subject to the ABL/Term Loan Intercreditor Agreement, or (ii) on cash in favor of any Secured Party (as defined in the ABL Credit Agreement) created as a result of any requirement to provide cash collateral pursuant to the ABL Credit Agreement.
SECTION 6.03 Fundamental Changes.The Borrower will not, nor will it permit any other Person to merge into or consolidate with any of them, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary and (if any party to such merger is a Subsidiary Loan Party) is a Subsidiary Loan Party for which the Collateral and Guarantee Requirement has been satisfied and (iii) any Subsidiary (other than a Subsidiary Loan Party) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.
(b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.
SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, nor will it permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right

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to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except: (a) Permitted Investments;
(b) investments existing on the Sixth Amendment Effective Date (which investments shall, to the extent they exceed $500,000 as of the Sixth Amendment Effective Date, be set forth on Schedule 6.04);
(c) [Reserved];
(d) investments by the Borrower and the Subsidiaries in their respective Subsidiaries that exist immediately prior to any applicable transaction; provided that (i) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Guarantee and Collateral Agreement to the extent required by this Agreement and (ii) the aggregate amount of investments by Loan Parties in, and loans and advances by Loan Parties to, and Guarantees by Loan Parties of Indebtedness of, Subsidiaries that are not Loan Parties that have complied with the Collateral and Guarantee Requirement made after the Closing Date shall not at any time exceed $10,000,000;
(e) loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary; provided that (i) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the Guarantee and Collateral Agreement and (ii) the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (d) above;
(f) [reserved];
(g)  [reserved];
(h) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;
(i) any investments in or loans to any other Person received as noncash consideration for sales, transfers, leases and other dispositions permitted by Section 6.05;
(j) Guarantees by the Borrower and the Subsidiaries of leases entered into by any Subsidiary as lessee; provided that the amount of such Guarantees made by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (d) above;
(k) extensions of credit in the nature of accounts receivable or notes receivable in the ordinary course of business;
(l) loans or advances to employees made in the ordinary course of business consistent with prudent business practice and not exceeding $50,000 in the aggregate outstanding at any one time;
(m) investments in the form of Hedging Agreements permitted under Section 6.07;

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(n)  [reserved];
(o) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(p) [reserved]; and
(q) investments, loans or advances in addition to those permitted by the other clauses of this Section 6.04 not exceeding in the aggregate $1,000,000 at any time outstanding, provided that no Default exists at the time that such investment, loan or advance is made or is caused thereby.
SECTION 6.05 Asset Sales. The Borrower will not, nor will it permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will it permit any Subsidiary to issue any additional Equity Interest in such Subsidiary, except: (a) sales, transfers, leases and other dispositions of inventory, used or surplus equipment or other obsolete assets, Permitted Investments and investments referred to in Section 6.04(h) in the ordinary course of business;
(b) sales, transfers and dispositions to the Borrower or a Subsidiary; provided that any the book value and the fair market value (whichever is higher) of all property that is subject to such sales, transfers or dispositions from a Loan Party to a Subsidiary that is not a Loan Party shall not exceed $10,000,000 in the aggregate for all such sales, transfers or dispositions made after the Sixth Amendment Effective Date and all such sales, transfers or dispositions shall be made in the ordinary course of business and in compliance with Section 6.04 and Section 6.09;
(c) sales of accounts receivable and inventory and related assets by a Foreign Subsidiary pursuant to customary terms to the extent permitted by Section 6.01 (a) (xii);
(d) the creation of Liens permitted by Section 6.02 and dispositions as a result thereof;
(e) sales of accounts receivable and related assets pursuant to the Specified Vendor Receivables Financings permitted under Section 6.01(a)(iv);
(f) [reserved];
(g) Restricted Payments permitted by Section 6.08;
(h) transfers and dispositions constituting investments permitted under Section 6.04;
(i) [reserved]
(j) sales, transfers and other dispositions of assets that are not permitted by any other clause of this Section; provided that (i) no Event of Default shall have occurred and be continuing, (ii) all sales, transfers and other dispositions permitted by this clause (j) shall be made for fair market value, (iii) all sales, transfers and other dispositions permitted by this clause (j) above shall be for 100% cash consideration, and (iv) all Net Proceeds thereof in excess of $5,000,000 in the aggregate for all such sales, transfers and other dispositions after the Eighth Amendment Effective Date shall be applied to prepay the Loans pursuant to Section 2.11(c);

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provided that (x) all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clauses (b) or (h) above) shall be made for fair value.
SECTION 6.06 Sale and Leaseback Transactions. The Borrower will not, nor will it permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.
SECTION 6.07 Hedging Agreements. The Borrower will not, nor will it permit any Subsidiary to, enter into any Hedging Agreement, other than (a) Hedging Agreements entered into in the ordinary course of business and which are not speculative in nature to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its assets or liabilities (including Hedging Agreements that effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise)) (it being understood that the Borrower and its Foreign Subsidiaries may enter into Hedging Agreements consisting of cross-currency swaps related to intercompany loans between the Borrower and/or its Foreign Subsidiaries), (b) Permitted Bond Hedge Transactions and (c) Permitted Warrant Transactions.
SECTION 6.08 Restricted Payments; Certain Payments of Indebtedness. The Borrower will not, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:
(i) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional common Equity Interests in the Borrower;
(ii) Subsidiaries may declare and pay dividends ratably with respect to their capital stock;
(iii) the Borrower may pay the premium in respect of, and may otherwise perform its obligations under, any Permitted Bond Hedge Transaction;
(iv) the Borrower may make payments or deliveries in shares of common stock and cash in lieu of fractional shares required by the terms of, and otherwise perform its obligations under, the Convertible Notes Indenture (including, without limitation, making payments of interest and principal thereon and/or making deliveries (other than in cash) due upon conversion thereof); and
(v) the Sixth Amendment Transactions on the Sixth Amendment Effective Date (but not, for the avoidance, any Restricted Payments made in cash).
(b) The Borrower will not, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:
(i) payment of Indebtedness created under the Loan Documents;

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(ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness, other than payments in respect of subordinated Indebtedness prohibited by the subordination provisions thereof; provided that no cash interest payments under any Indebtedness under the Junior Credit Agreement or any refinancing thereof;
(iii) refinancings of Indebtedness to the extent permitted by Section 6.01;
(iv) subject to the Term Intercreditor Agreement and the ABL/Term Loan Intercreditor Agreement, the payment of First Lien Secured Indebtedness out of the proceeds of any sale or transfer of the property or assets securing such Indebtedness;
(v) payment of or in respect of (A) Indebtedness created under the ABL Loan Documents and (B) Indebtedness or obligations secured by the ABL Security Documents;
(vi) payment of Indebtedness created under the Junior Loan Documents solely with the proceeds of mandatory prepayments declined or waived by the Lenders;
(vii) [reserved]; and
(viii) the Borrower may make payments or deliveries in shares of common stock and cash in lieu of fractional shares required by the terms of, and otherwise perform its obligations under, the Convertible Notes Indenture (including, without limitation, making payments of interest and principal thereon and/or making deliveries (other than in cash) due upon conversion thereof).
(c) The Borrower will not, nor will it permit any Subsidiary to, enter into or be party to, or make any payment under, any Synthetic Purchase Agreement unless, in the case of any Synthetic Purchase Agreement related to any Equity Interests of the Borrower, the payments required to be made by the Borrower are limited to amounts permitted to be paid under Section 6.08(a).
SECTION 6.09 Transactions with Affiliates. The Borrower will not, nor will it permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:
(a) transactions that are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties; provided that (i) in the case of any single transaction or series of transactions with a volume in excess of $500,000, the board of directors of the Borrower shall have made a determination in good faith that such transaction or series of transactions, as applicable, is on prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties and (ii) in the case of any single transaction or series of transactions with a volume in excess of $1,000,000, the board of directors of the Borrower shall have engaged an independent financial advisor reasonably acceptable to the Required Lenders and such independent financial advisor shall have made a determination and delivered a customary fairness opinion stating that such transaction or series of transactions, as applicable, is on prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties;

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(b) transactions between or among the Borrower and any other Loan Parties not involving any other Affiliate (to the extent not otherwise prohibited by other provisions of this Agreement);
(c) any Restricted Payment permitted by Section 6.08; and
(d) (i) transactions pursuant to agreements in effect on the Closing Date and listed on Schedule 6.09 (provided that this clause (d) shall not apply to any extension, or renewal of, or any amendment or modification of such agreements that is less favorable to the Borrower or the applicable Subsidiaries, as the case may be) and (ii) the Sixth Amendment Transactions.
SECTION 6.10 Restrictive Agreements. The Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, any ABL Loan Document or any Junior Loan Document or that are customary, in the reasonable judgment of the board of directors thereof, for the market in which such Indebtedness is issued so long as such restrictions do not prevent, impede or impair (x) the creation of Liens and Guarantees in favor of the Lenders under the Loan Documents or (y) the satisfaction of the obligations of the Loan Parties under the Loan Documents, (ii) the foregoing shall not apply to restrictions and conditions existing on the existing on the Fifth Amendment Effective Date and identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale; provided, further, that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder and (iii) clause (a) of the foregoing shall not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (B) customary provisions in leases and other agreements restricting the assignment thereof.
SECTION 6.11 Amendment of Material Documents. The Borrower will not, nor will it permit any Subsidiary to, amend, restate, modify or waive any of its rights under (a) its certificate of incorporation, by-laws or other organizational documents, and (b) (i) any Material Agreement (other than any ABL Loan Document and the Junior Loan Documents), Spin-Off Documentation or other agreements (including joint venture agreements), in each case to the extent such amendment, restatement, modification or waiver is adverse to the Lenders in any material respect, (ii) any ABL Loan Document that (w) expands or adds to the obligations secured under any ABL Security Documents (other than any obligations constituting Indebtedness created under the ABL Credit Agreement), (x) adds any mandatory prepayment provisions (only to the extent resulting in a corresponding permanent commitment reduction or requiring prepayment from the net cash proceeds of the sale, transfer or other disposition of Term Priority Collateral or any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any Term Priority Collateral) or changes any mandatory prepayment provisions in a manner that would increase the amount of any mandatory prepayment of the ABL Loans (only to the extent resulting in a corresponding permanent commitment reduction), (y) increases the “Applicable Margin” or similar component of interest thereunder by more

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than 3.0% (other than as a result of accrual of interest at the default rate) or (z) adds an additional covenant or event of default or makes any covenant or event of default in the ABL Loan Documents materially more restrictive or burdensome prior to the Latest Maturity Date then in effect (unless this Agreement is amended to provide all of the Lenders with the benefits of such covenants or events of default), in each case under this clause (z), other than covenants and events of default solely relating to the Borrowing Base (as defined in the ABL Credit Agreement), the ABL Priority Collateral or similar matters relating primarily to the asset based revolving nature of the ABL Credit Agreement or in respect of any Offshore Facilities Refinancing (as defined in the ABL/Term Loan Intercreditor Agreement) or (iii) any Junior Loan Document in a manner that is inconsistent with the Term Intercreditor Agreement.

SECTION 6.12 [Reserved].
SECTION 6.13  Financial Covenants. (a) The Borrower will not permit the Secured Net Leverage Ratio as of the last day of any fiscal quarter, commencing with the fiscal quarter ending March 31, 2021, to exceed the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter	Secured Net Leverage Ratio
March 31, 2021	6.00:1.00
June 30, 2021 and each fiscal quarter ending thereafter	5.00:1.00
(b) [Reserved].
(c) The Borrower will not permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter, commencing with the fiscal quarter ending March 31, 2021 to be below 1.0 to 1.0.
SECTION 6.14 Use of Proceeds. The Borrower will not request any Borrowing, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a Person organized in the United States or in a European Union member state, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
ARTICLE VII
Events of Default
If any of the following events (“Events of Default”) shall occur:
(a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

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(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;
(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;
(d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.04, 5.11 or 5.13(d) or in Article VI;
(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 20 days;
(f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal, interest or other payment obligations) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace period with respect thereto;
(g) any event or condition occurs (including a “Fundamental Change” as defined in the Convertible Notes Indenture) that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that, this clause (g) shall not apply to any Indebtedness outstanding under the ABL Credit Agreement unless (i) such default shall continue unremedied for a period of 15 days (during which period such default is not waived or cured), (ii) the ABL Agent or the lenders under the ABL Credit Agreement cause the ABL Loans to become due prior to their stated maturity and/or the Commitments (as defined in the ABL Credit Agreement) to terminate prior to their stated termination date or (iii) the ABL Agent and/or the lenders under the ABL Credit Agreement exercise secured creditor remedies as a result of such default; provided further that this clause (g) shall not apply to (A) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; and (B) any Permitted Convertible Indebtedness to the extent such event or condition occurs as a result of (x) the satisfaction of a conversion contingency, (y) the exercise by a holder of Permitted Convertible Indebtedness of a conversion right resulting from the satisfaction of a conversion contingency or (z) a required repurchase under such Permitted Convertible Indebtedness in each case of this clause (B) solely to the extent that the obligation of the Borrower resulting from such event or condition is satisfied through the issuance of common Equity Interests of the Borrower other than the payment of cash in lieu of the issuance of fractional Equity Interests of the Company;
(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any

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Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(j) the Borrower or any Subsidiary shall become unable, admit in writing in a court proceeding its inability or fail generally to pay its debts as they become due;
(k) one or more judgments for the payment of money in an aggregate amount in excess of $1,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;
(l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
(m) any Lien covering property having a book value or fair market value of $1,000,000 or more purported to be created under any Security Document shall cease to be, or shall be asserted in writing by any Loan Party not to be, a valid and perfected Lien on any Collateral, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Administrative Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Guarantee and Collateral Agreement;
(n) the Guarantee contained in Article II of the Guarantee and Collateral Agreement shall cease to be, or shall have been asserted in writing by a Loan Party not to be, in full force and effect;
(o) the Borrower or any Subsidiary shall challenge the subordination provisions of the Subordinated Debt or assert that such provisions are invalid or unenforceable or that the Obligations of the Borrower, or the Obligations of any Subsidiary under the Guarantee and Collateral Agreement, are not senior Indebtedness under the subordination provisions of the Subordinated Debt, or any court, tribunal or government authority of competent jurisdiction shall judge the subordination provisions of the Subordinated Debt to be invalid or unenforceable or

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such Obligations to be not senior Indebtedness under such subordination provisions or otherwise cease to be, or shall be asserted not to be, legal, valid and binding obligations of the parties thereto, enforceable in accordance with their terms;
(p) a Change in Control shall occur;
(q) a Loan Party denies or contests the validity or enforceability of any Loan Documents (including any of the Intercreditor Agreements) or Obligations, or any Loan Document (including any of the Intercreditor Agreements) ceases to be in full force or effect for any reason (other than a waiver or release by the Administrative Agent and Lenders);
(r) a loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance exceeds $1,000,000; or
(s) any event occurs or condition exists that has a Material Adverse Effect;
then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees, and including any fee payable pursuant to Section 2.11(b) that would be payable if the Loans had been repaid in full at such time, and other obligations of the Borrower, accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
Without limiting the generality of the foregoing, in the event the Loans are accelerated or otherwise become due, in each case, in respect of any Event of Default (including, but not limited to, upon the occurrence of an any event with respect to the Borrower described in clause (h) or (i) of this Article (including the acceleration of claims by operation of law)), the fee payable pursuant to Section 2.11(b) will also be due and payable as though the Loans were optionally prepaid at such time and shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits as a result thereof. Any premium (including the fee payable pursuant to Section 2.11(b)) payable above shall be presumed to be the liquidated damages sustained by each Lender as the result of the prepayment and the Borrower agrees that it is reasonable under the circumstances currently existing. The premium (including the fee payable pursuant to Section 2.11(b)) shall also be payable in the event the Loans (and/or this Credit Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. THE BORROWER EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM (INCLUDING THE FEE PAYABLE PURSUANT

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TO SECTION 2.11(b)) IN CONNECTION WITH ANY SUCH ACCELERATION. The Borrower expressly agrees (to the fullest extent it may lawfully do so) that: (A) the premium (including the fee payable pursuant to Section 2.11(b)) is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the premium (including the fee payable pursuant to Section 2.11(b)) shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between Lenders and the Borrower giving specific consideration in this transaction for such agreement to pay the premium (including the fee payable pursuant to Section 2.11(b)); and (D) the Borrower shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Borrower expressly acknowledges that its agreement to pay the premium (including the fee payable pursuant to Section 2.11(b)) to Lenders as herein described is a material inducement to Lenders to consent to the Sixth Amendment.
ARTICLE VIII
The Agents
Each of the Lenders hereby irrevocably appoints the Administrative Agent (it being understood that references in this Article VIII to the Administrative Agent shall be deemed to include the Collateral Agent) as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.
The ~~bank~~Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such ~~bank~~Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.
The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02); provided, that the Administrative Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, could expose the Administrative Agent to liability or be contrary to any Loan Document or any requirement of Applicable Law, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the ~~bank~~Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) and the Administrative Agent shall not be liable for any action taken or not taken by it in the absence of its own gross negligence or willful misconduct as determined by a final non-appealable judgement by a court of competent jurisdiction; provided, that, no action taken or not taken at the direction of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) shall be considered gross negligence or

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willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof conspicuously labeled as a “notice of default” is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
~~Subject to the appointment and acceptance of a successor~~The Administrative Agent ~~as provided in this paragraph, the Administrative Agent~~ may resign at any time by notifying the Lenders and the Borrower and the Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Borrower and Administrative Agent and signed by the Required Lenders. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor from among the Lenders, which consultation shall not be required after and during the continuation of an Event of Default. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may (but shall be under no obligation to), on behalf of the Lenders, appoint a successor Administrative Agent. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder; provided, that, Administrative Agent’s resignation shall nonetheless become effective within thirty (30) days after the Administrative Agent provides notices of its resignations to the Lenders and the Borrower. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents

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and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.
ARTICLE IX
[Reserved]
ARTICLE X
Miscellaneous
SECTION 10.01 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(a) if to the Borrower, to Horizon Global Corporation at 2600 West Big Beaver Rd., Suite 555, Troy, MI 48084, Attention of Jay Goldbaum, Legal Director (Telephone No. (248) 593-8838, Telecopy No. (248) 203-6434, Email: jgoldbaum@horizonglobal.com);
(b) if to the Administrative Agent, to ~~JPMorgan Chase Bank, N.A., 10 South Dearborn, Floor 7~~Cortland Capital Market Services LLC, 225 West Washington Street, 9th Floor, Chicago, Illinois ~~60603~~60606, Attention of ~~Joyce King~~Legal Department and CPC Agency Department (Telecopy: ~~888-292-9533~~(312) 376-0751, Telephone: (312~~-385-7025); and~~) 564-5100, Email: legal@cortlandglobal.com and CPCAgency@cortlandglobal.com) with a copy to (which shall notice constitute notice) Holland & Knight LLP, 150 North Riverside Plaza, Suite 2700, Chicago, Illinois 60606, Attention of Joshua M. Spencer (Telecopy: (312) 578-6666, Telephone: (312) 715-5709, Email: Joshua.Spencer@hklaw.com); and
(c) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
SECTION 10.02 Waivers; Amendments.
(a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall

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any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.
(b) Except as provided in Section 2.23, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (with a copy to the Administrative Agent) or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the written consent of the Required Lenders; provided that (A) any such agreement may, without the consent of the Required Lenders (i) increase the Commitment of any Lender with the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, with the written consent of each Lender affected thereby, (iii) postpone the maturity of any Loan, or any scheduled date of payment of the principal amount of any Term Loan under Section 2.10, or any date for the payment of any interest or fees payable hereunder, or reduce or forgive the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, with the written consent of each Lender affected thereby, and (B) no such agreement shall (i) change Section 2.18(a), (b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (ii) change the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document (including this Section) specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (iii) release all or substantially all of the Subsidiary Loan Parties from their Guarantees under the Guarantee and Collateral Agreement (except as expressly provided in the Guarantee and Collateral Agreement), without the written consent of each Lender, (iv) release all or substantially all of the Collateral from the Liens of the Security Documents, without the written consent of each Lender (except as expressly provided in the Security Documents) or (v) change the order of priority of payments set forth in Section 2.4 of the Guarantee and Collateral Agreement without the written consent of each Lender; provided, further, that (1) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent, without the prior written consent of the Administrative Agent or the Collateral Agent, as applicable, and (2) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders of a particular Class (but not the Lenders of any other Class) may be effected by an agreement or agreements in writing entered into by the Borrower and requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower and consenting Lenders if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting

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thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.
(c) In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all affected Lenders, if the consent of the Required Lenders (and, to the extent any Proposed Change requires the consent of Lenders holding Loans of any Class pursuant to clause (v) or (viii) of paragraph (b) of this Section, the consent of at least 50% in interest of the outstanding Loans and unused Commitments of such Class) to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (b) of this Section being referred to as a “Non-Consenting Lender”), then, if the Administrative Agent is also a Lender, so long as ~~the~~such Lender that is acting as Administrative Agent is not a Non-Consenting Lender, the Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (a) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (b) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (c) the Borrower or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 10.04(b), (d) such assignee shall consent to such Proposed Change and (e) if such Non-Consenting Lender is acting as the Administrative Agent, it will not be required to assign and delegate its interests, rights and obligations as Administrative Agent under this Agreement. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee, and that the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective~~.~~; provided, that, such assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire, a properly completed and duly executed copy of IRS Form W-9 (or other applicable tax form) and all other documentation and other information required by regulatory authorities under applicable “know you customer” and anti-money laundering rules and regulations including, without limitation, the Patriot Act.
(d) Notwithstanding the foregoing, (i) the Administrative Agent and the Borrower may amend, modify or supplement any Loan Document without the consent of any Lender or the Required Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document and (ii) the Administrative Agent and the Borrower may amend this Agreement without the consent of any Lender or Required Lenders in order to provide the Lenders with the benefits of any additional covenants, more restrictive covenants or events of default that are added to the ABL Loan Documents.
SECTION 10.03 Expenses; Indemnity; Damage Waiver.
(a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their Affiliates, including the reasonable fees, charges and disbursements of ~~one~~separate counsel for the Administrative Agent and Collateral Agent (taken as a whole) and separate counsel for all other Agents (taken as a whole) in connection with the provision, negotiation and documentation of the

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credit facility provided for herein, due diligence investigation, the preparation and administration of the Loan Documents (including the Sixth Amendment), the monitoring of the performance of the Borrower and its Affiliates, or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) from and after the Sixth Amendment Effective Date, reasonable and documented fees, charges and disbursements of ~~one~~separate counsel acting for ~~all~~ the Lenders and one financial advisor acting on behalf of all Lenders, provided that, unless an Event of Default has occurred and is continuing, the costs and expenses of the financial advisor for the Lenders in connection with the regular monitoring of the performance of the Borrower and its Affiliates with the Loan Documents reimbursable pursuant to this Section 10.03(a) shall not exceed $50,000 per month, and (iii) all out-of-pocket expenses incurred by the Agents or the Lenders, including the fees, charges and disbursements of ~~one~~separate counsel for the ~~Agents and one~~Administrative Agent and Collateral Agent (taken as a whole), separate counsel for all ~~of~~other Agents (taken as a whole) and separate counsel for the Lenders (but not for any financial advisor if there is a financial advisor already retained by the Lenders for which the Borrower is providing reimbursement pursuant to clause (ii)), in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including (subject to the limitations provided above) all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans~~;~~.
(b) The Borrower hereby indemnifies (x) the ~~Agents~~Administrative Agent, Collateral Agent and each Related Party of any of the foregoing Persons (each such Person being called an “Agent Indemnitee”) and (y) each other Agent, the Arrangers and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called a “Lender Indemnitee”; and together with the Agent Indemnitees, each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by the Borrower or any Subsidiary, or any Environmental Liability related in any way to the Borrower or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, and whether or not the same are brought by the Borrower, its equity holders, affiliates or creditors or any other Person and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence~~, bad faith~~ or willful misconduct of such Indemnitee or (B) are determined by a court of competent jurisdiction by final and non-appealable judgment to have arisen out of a material breach in bad faith by such Lender Indemnitee of its obligations under the Loan Documents or (C) result from a dispute solely among Indemnitees, other than any claims against an Indemnitee in its capacity or in fulfilling its role as an agent or arranger under the Loan Documents and other than any claims arising out of any act or omission of the Borrower or any of its Affiliates. This Section 10.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.
(c) To the extent that any of the Borrower fails to timely pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section 10.03 (and without

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limiting such party’s obligation to do so), each Lender severally agrees to pay to the Administrative Agent such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of ~~such unpaid amount~~any such actual and direct losses (other than lost profits), claims, damages, liabilities and related reasonable and documented out-of-pocket expenses (including any such amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the outstanding Term Loans and unused Commitments at the time; provided, that, if the Term Loans have been paid in full prior to such determination, then such pro rata share shall be determined as of the last date that any Term Loan was outstanding.
(d) To the extent permitted by Applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.
(e) All amounts due under this Section 10.03 shall be payable promptly after written demand therefor.
(f) No director, officer, employee, stockholder or member, as such, of any Loan Party shall have any liability for the Obligations or for any claim based on, in respect of or by reason of the Obligations or their creation; provided that the foregoing shall not be construed to relieve any Loan Party of its Obligations under any Loan Document.
(g) For the avoidance of doubt, this Section 10.03 shall not apply to any Taxes, except to the extent any Taxes that represent losses, claims, damages or liabilities arising from any non-Tax claim.
SECTION 10.04 Successors and Assigns.
(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b) Any Lender may assign to one or more assignees (other than a natural person) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender, a Lender Affiliate or an Approved Fund, each of the Borrower and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) (provided that the Borrower shall be deemed to have consented to any assignment of Loans or Commitments unless it shall object thereto by written notice to the Administrative Agent within

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10 Business Days after having received notice thereof), (ii) except in the case of an assignment to a Lender, a Lender Affiliate or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire, a properly completed and duly executed copy of IRS Form W-9 (or other applicable tax form) and all other documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations including, without limitation, the Patriot Act; and provided, further, that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clauses (a), (h) or (i) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.
(c) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices ~~in The City of New York~~ a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior written notice.
(d) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire, a properly completed and duly executed copy of IRS Form W-9 (or other applicable tax form) and all other documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the

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information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(e) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the limitations and requirements therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section, provided that such Participant agrees to be subject to the provisions of Section 2.19 as if it were an assignee under paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. With respect to any Loan made to the Borrower, each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or in connection with any income tax audit or other income tax proceeding of the Borrower. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(f) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant unless the sale of the participation to such Participant is made with the prior written consent of the Borrower. A Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower to comply with Section 2.17(f) as though it were a Lender.
(g) Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security

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interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(h) Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, any Lender may assign all or a portion of its Term Loans to the Borrower or any of its Subsidiaries at a price below the par value thereof; provided that any such assignment shall be subject to the following additional conditions: (1) no Default or Event of Default shall have occurred and be continuing immediately before and after giving effect to such assignment, (2) any such offer to purchase shall be offered to all Term Lenders of a particular Class on a pro rata basis, with mechanics to be agreed by the Administrative Agent and the Borrower, (3) any Loans so purchased shall be immediately cancelled and retired (provided that any non-cash gain in respect of “cancellation of indebtedness” resulting from the cancellation of any Loans so purchased shall not increase Consolidated EBITDA), (4) the Borrower shall provide, as of the date of its offer to purchase and as of the date of the effectiveness of such purchase and assignment, a customary representation and warranty that neither it nor any of its affiliates is in possession of any material non-public information with respect to the Borrower, its Subsidiaries or their respective securities and (5) the Borrower and the applicable purchaser shall waive any right to bring any action against the Administrative Agent in connection with such purchase or the Term Loans so purchased. For the avoidance of doubt, in no event shall the Borrower or any of its Subsidiaries be deemed to be a Lender under this Agreement or any of the other Loan Documents as a result of an assignment made under this clause (h).
SECTION 10.05 Survival.
All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 10.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.
SECTION 10.06 Counterparts; Integration; Effectiveness.
This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a

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signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 10.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
SECTION 10.09 Governing Law; Jurisdiction; Consent to Service of Process.
(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.
(c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 10.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT

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MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 10.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 10.12 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Lender Affiliates and to its and its Lender Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential pursuant to the terms hereof), (b) to the extent requested by any regulatory or quasi-regulatory authority, (c) to the extent required by Applicable Laws or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) to the extent such Information (i) is publicly available at the time of disclosure or becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower or any Subsidiary or (i) to data service providers, including league table providers, that serve the lending industry, so long as such information consists of information customarily provided to such data service providers. For the purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary; provided that, in the case of information received from the Borrower or any Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
SECTION 10.13 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under Applicable Law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with Applicable Law, the rate

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of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
SECTION 10.14 Intercreditor Agreements. Each Lender hereby authorizes and directs the Administrative Agent and/or the Collateral Agent (a) to enter into the Intercreditor Agreements on its behalf, perform the Intercreditor Agreements on its behalf and take any actions thereunder as determined by the Administrative Agent or the Collateral Agent to be necessary or advisable to protect the interest of the Lenders, and each Lender agrees to be bound by the terms of the Intercreditor Agreements and (b) to enter into any other intercreditor agreement reasonably satisfactory to the Administrative Agent on its behalf, perform such intercreditor agreement on its behalf and take any actions thereunder as determined by the Administrative Agent or the Collateral Agent to be necessary or advisable to protect the interests of the Lenders, and each Lender agrees to be bound by the terms of such intercreditor agreement. Each Lender acknowledges that (i) the ABL/Term Loan Intercreditor Agreement governs, among other things, Lien priorities and rights of the Lenders and the ABL Secured Parties (as defined in the ABL/Term Loan Intercreditor Agreement) with respect to the Collateral, including the ABL Priority Collateral and (ii) the Term Intercreditor Agreement governs, among other things, Lien priorities and rights of the Lenders and the Junior Secured Parties (as defined in the Term Intercreditor Agreement) with respect to the Collateral, including the Term Priority Collateral. In the event of a conflict between any Intercreditor Agreement and any other Loan Document, the provisions of the applicable Intercreditor Agreement shall prevail.
SECTION 10.15 Release of Liens and Guarantees. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Collateral Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.02) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.02 or (ii) under the circumstances described in paragraph (b) below.
(b) At such time as the Loans and the other obligations under the Loan Documents shall have been paid in full and the Commitments have been terminated, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person, the security interests in such Collateral created by the Security Documents shall be automatically released without delivery of any instrument or performance of any act by any Person. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, such certificate, believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.
(c) In connection with any termination or release pursuant to this Section, the Administrative Agent and the Collateral Agent shall execute and deliver to any Loan Party all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent or the Collateral Agent.

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SECTION 10.16 PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required, or will be required in the future, to obtain, verify and record information that identifies the Borrower and the other Loan Parties, which information includes the name and address of the Borrower and the other Loan Parties and other information that will allow such Lender to identify the Borrower and the other Loan Parties in accordance with the PATRIOT Act.
SECTION 10.17 No Fiduciary Duty. Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower, its stockholders and/or its affiliates.  The Borrower agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrower, its stockholders or its affiliates, on the other.  The Borrower acknowledges and agrees that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and there under) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower, its stockholders or its Affiliates on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrower, its management, stockholders, creditors or any other Person.  The Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  The Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such borrower, in connection with such transaction or the process leading thereto.
SECTION 10.18 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b) the effects of any Bail-In Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership

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will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
HORIZON GLOBAL CORPORATION,
By:
        Name:
        Title:

4841-1033-9977v4
4841-7612-8138v3
[Signature Page to Credit Agreement]
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JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent,
By:
        Name:
        Title:

4841-1033-9977v4
4841-7612-8138v3
[Signature Page to Credit Agreement]
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LENDER SIGNATURE PAGE TO
THE CREDIT AGREEMENT
Name of Lender,
By:
        Name:
        Title:
For any Lender requiring a second signature line:
By:
        Name:
        Title:

4841-1033-9977v4
4841-7612-8138v3
[Signature Page to Credit Agreement]
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